Exhibit 99.1

CONTRIBUTION AGREEMENT

BY AND BETWEEN

YSI VENTURE LP LLC

and

HART - YSI INVESTOR LP LLC

AUGUST 6, 2009

ARTICLE 5: PRORATIONS AND ADJUSTMENTS		18

5.1	Prorations Generally	18

5.2	Proration of Income and Expenses.	18

5.3	Tenant Deposits	19

5.4	Utility Deposits	19

ARTICLE 6: REPRESENTATIONS, WARRANTIES and covenants		19

6.1	Operator LP’s Representations and Warranties	19

6.2	Investor LP’s Representations and Warranties	22

6.3	Survival of Representations and Warranties/Knowledge.	23

6.4	Operating Covenants	23

ARTICLE 7: DEFAULT, INDEMNIFICATION, CASUALTY AND CONDEMNATION		24

7.1	Operator LP Pre-Closing Default	24

7.2	Investor LP Pre-Closing Default	24

7.3	Post-Closing Defaults	25

7.4	Indemnities.	25

7.5	Survival	26

7.6	Defaults Generally	26

7.7	Casualty and Condemnation.	26

ARTICLE 8: MISCELLANEOUS		28

8.1	Parties Bound	28

8.2	Headings	28

8.3	Expenses	28

8.4	Invalidity and Waiver	28

8.5	Governing Law	28

8.6	Survival	28

8.7	No Third Party Beneficiary	28

8.8	Entirety and Amendments	28

8.9	Time of the Essence	28

8.10	Confidentiality	28

8.11	Attorneys’ Fees	29

8.12	Notices	29

8.13	Construction	30

8.14	Remedies Cumulative	30

8.15	Calculation of Time Periods	30

8.16	Execution in Counterparts and Electronically	30

8.17	Further Assurances	30

8.18	Waiver of Jury Trial	30

8.19	Brokerage Commissions	30

8.20	Joint and Several Liability	30

8.21	Notification	31

APPENDIX A	DEFINED TERMS

EXHIBIT A	LIST OF TRANCHE I LOCATIONS
EXHIBIT B	LIST OF TRANCHE II LOCATIONS
EXHIBIT C	LIST OF TRANCHE I LOCATION OWNERS
EXHIBIT D	LIST OF TRANCHE II LOCATION OWNERS
EXHIBIT E	LIST OF PROPERTY INFORMATION
EXHIBIT F	LIST OF POSSIBLE SUBSTITUTE LOCATIONS
EXHIBIT G	FORM OF COMPANY JOINDER
EXHIBIT H	LIST OF OPEN TITLE SITES
EXHIBIT I	LIST OF ENVIRONMENTAL CONDITIONS

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of August 6, 2009 (the “Effective Date”) by and between YSI VENTURE LP LLC, a Delaware limited liability company (“Operator LP”), and HART — YSI INVESTOR LP LLC, a Delaware limited liability company (“Investor LP”).  Capitalized terms shall have the meanings assigned to such terms in Appendix A attached hereto.

RECITALS

A.                                   Operator LP and Investor LP desire to form a venture to be known as YSI — HART LIMITED PARTNERSHIP, a Delaware limited partnership (the “Company”), for the purpose of owning and operating the Properties pursuant to an amended and restated limited partnership agreement of the Company (the “JV Agreement”) which will be owned and controlled by:

(i)	Investor LP as a 50% limited partner of the Company;

(ii)	Operator LP as a 50% limited partner of the Company;

(iii)	HART — YSI INVESTOR GP LLC, a Delaware limited liability company (the “Investor GP”), an Affiliate of Investor LP as a non-economic general partner of the Company; and

(iv)	YSI VENTURE GP, LLC, a Delaware limited liability company (“Operator GP”), an Affiliate of Operator LP, as a non-economic general partner of the Company.

B.                                     U-Store-It, L.P. (“YSI LP”), the parent entity of Operator GP and Operator LP: (i) owns fee title to the YSI Locations and (ii) owns all of the outstanding equity ownership interests in Affiliate Owners which own the Affiliate Locations.

C.                                  Subject to the terms and conditions of this Agreement: (i) Operator GP and Operator LP will form the Company and, in connection therewith, Operator LP will cause YSI LP or Affiliate Owners, as applicable, to contribute all of the Property to Operator LP who will (in turn) contribute the Property to the Company; and (ii) thereafter Investor LP will contribute an amount in cash to the Company equal to the Investor Contribution Amount, as adjusted for prorations and credits hereunder, and receive in exchange therefor Partnership Interests (as defined in the JV Agreement) and, in connection therewith, Operator GP, Operator LP and Investor LP will admit Investor GP as an additional general partner of the Partnership.

In consideration of the foregoing statements and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, each intending to be legally bound, as follows:

ARTICLE 1:  PROPERTY/AGREED VALUE/GENERAL TERMS

1.1                                 Certain Basic Terms.

(a)                                  Operator LP Notice Address:

c/o U-Store-It Trust

460 East Swedesford Road, Suite 3000

Wayne, Pennsylvania 19087

Attention: Chief Legal Officer

Phone: (610) 293-5765

Email: jfoster@ustoreit.com

                                                With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attention: Jeannine T. Bishop

	Telephone:	(215) 963-5204

Email: jtbishop@morganlewis.com

(b) Investor LP Notice Address:	c/o Heitman Capital Management LLC
191 North Wacker Drive, Suite 2500
Chicago, Illinois 60606
Attn: Howard J. Edelman
	Telephone:	(312) 855-6547
Email: howard.edelman@heitman.com

With a copy to:	Levenfeld Pearlstein, LLC
Two N. LaSalle Street, Suite 1300
Chicago, Illinois 60602
Attn: David B. Berzon
	Telephone:	(312) 476-7548
Email: dberzon@lplegal.com

(c) Title Company Address:	Chicago Title Insurance Company
1515 Market Street, Suite 1325
Philadelphia PA 19103
Attn: Edward Ditlow, Vice President
	Telephone:	(215) 875-4184
Email: ditlowe@ctt.com

(d) Escrow Agent Address:	Chicago Title Insurance Company
Two Gateway Center - Suite 1900
603 Stanwix Street
Pittsburgh, PA 15222
Attn: Lawrence Ruppel, Assistant Vice President & Commercial Counsel
	Telephone:	(412) 281-5566 ext 4410
Email: lawrence.ruppel@ctt.com

1.2                                 Locations and Location Owners.

(a)                                  As used herein, the term “Tranche I Location” shall mean an individual reference to each of the twenty-two (22) separately identified properties identified on EXHIBIT A hereto including all Real Property, Improvements, Personal Property and Intangible Property related thereto, and the term “Tranche II Location” shall mean an individual reference to each of the twenty (20) separately identified properties identified on EXHIBIT B hereto including all Real Property, Improvements, Personal Property and Intangible Property related thereto.  As used herein, the term “Location” shall mean an individual reference to either a Tranche I Location or a Tranche II Location, as applicable.

(b)                                 Investor LP acknowledges that certain of the Locations are owned directly by YSI LP (the “YSI Locations”), while certain Locations are owned by Acquiport/Amsdell III, LLC, USI II, LLC or YSI III LLC (each an “Affiliate Owner” and collectively, “Affiliate Owners”) and such Locations are referred to herein as the “Affiliate Locations”.  The owners of the Tranche I Locations are shown on EXHIBIT C and the owners of the Tranche II Locations are shown on EXHIBIT D.

1.3                                 Property.  As used in this Agreement, the term “Property” means, collectively, all of the following with respect to each Location:

(a)                                  all right, title and interest in and to the land underlying each Location (the “Real Property”) owned by YSI LP or an Affiliate Owner, as applicable, along with any and all of the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such Real Property and all right, title, and interest of YSI LP or an Affiliate Owner, as applicable, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Real Property;

(b)                                 all right, title and interest in all buildings, improvements and fixtures (other than personal property owned by tenants pursuant to the Leases) located on the Real Property (“Improvements”);

(c)                                  the landlord’s interest in the “Leases,” being all leases of space or other occupancy agreements, occupancy rights or tenancies affecting the Improvements and any and all amendments and supplements thereto, and any and all guaranties and security received by landlord in connection therewith;

(d)                                 all right, title and interest in and to all tangible personal property owned by YSI LP or an Affiliate Owner, as applicable, used in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property or the Improvements, including trucks and/or vehicles located at each Location (“Vehicles”), a list of which for each Location shall be attached to the Bill of Sale delivered at Closing (“Personal Property”).  The term “Personal Property” also shall include any and all deposits, bonds or other security deposited or delivered by YSI LP or an Affiliate Owner (as applicable) with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property; and

(e)                                  all right, title and interest in and to the following intangible personal property owned by YSI LP or an Affiliate Owner, as applicable, and used in connection with the operation, ownership, maintenance, management or occupancy of the Real Property or the Improvements at each Location (“Intangible Property”): (i) all plans and specifications directly relating to the Location; (ii) all warranties, guarantees, indemnities, claims against third parties and claims against tenants at the Location; (iii) all contract rights directly related to the construction, operation, ownership or management of the Location; (iv) all management, leasing, landscaping, maintenance and other service contracts in effect with respect to the management, maintenance and operation of the Location (“Service Contracts”) which are not terminated at Closing; (v) applications, permits, approvals and licenses (to the extent assignable) directly relating to the Location; (vi) subject to Section 7.7, insurance proceeds and condemnation awards or claims directly relating to the Location; and (vii) all books and records directly relating to the Locations.

1.4                                 Agreed Value and Investor Contribution Amount.

(a)                                  The Agreed Value of each Location is set forth on EXHIBIT A and EXHIBIT B hereto and the aggregate Agreed Value of all of the Property is $192,523,652.00 comprised of: (i) an aggregate Agreed Value of $102,245,714.00 (the “Tranche I Value”) for the Tranche I Locations; and (ii) an aggregate Agreed Value of $90,277,938.00 (the “Tranche II Value”) for the Tranche II Locations, as such may be increased by Operator LP’s designation of Exhibit F Sites for inclusion into Tranche II pursuant to  Section 1.5 after the giving of a Co-Investor Notice.

(b)                                 The “Investor Contribution Amount” for the Tranche I Locations is $51,122,857.00.  The Investor Contribution Amount for the Tranche II Locations is $45,138,969.00.  In all events, the Investor Contribution Amount shall be adjusted pursuant to the terms of this Agreement, including (without limitation) Section 1.5, Section 2.4, Section 2.5 and Article 5 hereof.

(c)                                  If elected by Investor LP and Operator LP, the parties may jointly agree upon an allocation of portions of the Agreed Value for any or all Locations to various components of the Property, including (without limitation) land, personal property and/or goodwill.  Neither party shall be obligated to make such an allocation, but (if made) the allocation shall be memorialized in writing by Investor LP and Operator LP.

1.5                                 Acknowledgment Regarding Tranches.

(a)                                  Subject to the other terms and provisions of this Agreement (including, without limitation, Section 2.1, below), Operator LP and Investor LP acknowledge that (i) Investor LP has completed its due diligence with respect to the Tranche I Locations and the Tranche II Locations and has accepted the condition of those Locations and (ii) a Tranche II Location shall only be contributed to the Company if: (A) such Tranche II Location is added to this Agreement by Investor pursuant to this Section 1.5 or (B) selected as a Substitute Location in accordance with Section 2.5.

(b)                                 If, on or before August 28, 2009 (the “Co-Investor Identification Period”), Investor LP identifies and selects a co-investor (“Co-Investor”) to participate in the transaction contemplated hereby, Investor LP shall provided written notice of such to Operator LP (the “Co-Investor Notice”), which Co-Investor Notice shall identify the Tranche II Locations for contribution to the Company at the Second Closing; provided that Investor LP shall not be permitted to add a Tranche II Location pursuant to this Section 1.5 if it has already become subject to this Agreement pursuant to the provisions of Sections 2.4 and 2.5.  Within three business days of the Co-Investor Notice, Operator LP (in its discretion) shall have the sole right to designate in writing one or more Exhibit F Sites for inclusion within the Tranche II Locations that have an aggregate Agreed Value of not more than $10,000,000.  Upon designation of those Exhibit F Sites by Operator LP to be added to the Tranche II Locations, the identified Exhibit F Sites shall be removed from the definition of Exhibit F Site and shall become Tranche II Locations.

(c)                                  In the event that Investor LP shall give a Co-Investor Notice pursuant hereto: (i) the Agreed Value (after accounting for reductions in the Agreed Value on account of any Removed Locations) shall be increased by the Agreed Value for the added Locations (including Exhibit F Sites added by Operator LP); and (ii) the Investor Contribution Amount (after accounting for any reductions therein on account of any Removed Locations) shall be increased by 50 cents for each dollar of Agreed Value of the added Locations (including Exhibit F Sites added by Operator LP).

(d)                                 If Investor does not identify a Co-Investor: (i) it shall notify Operator LP before the expiration of the Co-Investor Identification Period and no Tranche II Locations shall be added to this Agreement except in accordance with the provisions of Sections 2.4 and 2.5; (ii) the Investor Contribution Amount shall be limited to that which is applicable to the Tranche I Locations (as adjusted pursuant to this Agreement); and (iii) the Agreed Value shall be limited to the Tranche I Value (as adjusted pursuant to this Agreement).

(e)                                  Co-Investor shall have the due diligence rights with respect to the Tranche II Locations as set forth in Section 2.1 of this Agreement, subject to the other terms of this Agreement (including, without limitation Sections 2.4 and 2.5).  In addition, in the event that Co-Investor shall be entitled to declare any of the Tranche II Locations as Removed Locations pursuant to Section 2.4 below, then Co-Investor may select any Tranche II Locations not yet selected as a Substitute Location in accordance with Section 2.5, or, if all Tranche II Locations have been selected, an Exhibit F Site.

(f)                                    If and to the extent that Investor LP shall identify a Co-Investor pursuant to the terms of this Section 1.5, Operator LP hereby acknowledges and agrees that: (i) Co-Investor shall not be deemed to be a party to this Agreement; (ii) any right granted to (or obligation imposed upon) such Co-Investor pursuant to the terms of this Agreement may be exercised or performed by Investor LP alone in accordance with this Agreement; (iii) any election, notice or decision permitted to be made by such Co-Investor under this Agreement (once made by such Co-Investor) may be implemented and effectuated by Investor LP by the giving of any required notice or the taking of any such action as may be required hereunder (including, without limitation, any of the elections permitted to be made under Section 2.1, Section 2.4, Section 2.5 and Section 3.2); (iv) any action by Investor LP in the name or stead of the Co-Investor shall be deemed valid and enforceable without the necessity of verification with Co-Investor any party to this Agreement; and (v) none of Operator LP, Operator GP, YSI LP or any of the Affiliate Owners shall have any right or remedy against Co-Investor directly by virtue of its identification pursuant to this Agreement, all such rights or remedies being waived hereby.

1.6                                 General Terms of Transaction.  Subject to the terms and conditions of this Agreement, at Closing, Operator LP covenants to cause the actions described in clauses (a), (c), (e) and (f) to occur, and Investor LP covenants to cause the action described in clauses (b), (d) and (e) to occur:

(a)                                  Operator LP will enter into (and will cause Operator GP to enter into) the JV Agreement and own its interests in the Company as reflected in the JV Agreement;

(b)                                 Investor LP will enter into (and will cause Investor GP to enter into) the JV Agreement and own its interests in the Company as reflected in the JV Agreement;

(c)                                  Operator LP will: (i) cause YSI LP or an Affiliate Owner, as applicable, to contribute to the Operator LP and then the Company all of the Property associated with the Locations, in each case free and clear of any lien, encumbrance or restriction of any kind other than Permitted Exceptions; (ii) will cause Property Manager to enter into the New Management Agreement; and (iii) will cause Service Provider to enter into the New Services Agreement.

(d)                                 Investor LP will contribute an amount in cash to the Company equal to the Investor Contribution Amount (as adjusted for prorations and credits hereunder).

(e)                                  Each of Operator LP and Investor LP shall contribute to the Company its respective share of all costs and expenses to be paid or reimbursed by the Company pursuant to this Agreement.

(f)                                    To the extent such items have not been previously delivered to the Company, Operator LP shall deliver (or shall cause its applicable Affiliate or Property Manager to deliver) to the Company all such documentation (or copies thereof) relating to the Property as may be necessary to fully vest the Company with title to and possession of the Property.  This Section 1.6(f) shall survive Closing.

1.7                                 Tax Treatment.  Investor LP and Operator LP agree that the formation of the Company and the contributions by each of them pursuant to this Agreement shall be treated as follows for U.S. federal income tax purposes: (i) first, on the Initial Closing Date, in connection with the formation of the Company, YSI LP will convey the Property associated with the Tranche I Locations owned by YSI LP, and will cause each of the Affiliate Owners to convey the Property associated with the Tranche I

Locations owned by such Affiliate Owner, to Operator LP in exchange for the issuance to YSI LP of 100% of the membership interests in Operator LP, and thereafter Operator LP will convey all of the Property associated with the Tranche I Locations to the Company in exchange for the issuance to Operator LP of 100% of the limited partnership interests in the Company, and (ii) second, in connection with the admission of Investor LP to the Company, Investor LP will contribute cash equal to the Investor Contribution Amount for the Tranche I Locations to the Company in exchange for the limited partnership interest described in the JV Agreement. Thereafter, if the Second Closing occurs, Investor LP and Operator LP agree that the contributions by each of them pursuant to this Agreement shall be treated as follows for U.S. federal income tax purposes: (x) first, on the Second Closing Date, YSI LP will convey the Property associated with the Tranche II Locations owned by YSI LP, and will cause each of the Affiliate Owners to convey the Property associated with the Tranche II Locations owned by such Affiliate Owner, to Operator LP in exchange for the issuance to YSI LP of additional membership interests in Operator LP, and thereafter Operator LP will convey all of the Property associated with the Tranche II Locations to the Company in exchange for the issuance to Operator LP of additional limited partnership interests in the Company, and (y) second, Investor LP will contribute cash equal to the Investor Contribution Amount for the Tranche II Locations to the Company in exchange for the limited partnership interest described in the JV Agreement.  Investor LP and Operator LP hereby confirm that the foregoing represents their intended treatment of the transaction and that the direct conveyance of the Locations by YSI LP and Affiliate Owners to the Company pursuant to this Agreement is done merely for the convenience of the parties.

ARTICLE 2:  DUE DILIGENCE

2.1                                 Investigation Period.  During the period from the Effective Date until 5:00 PM (Chicago Time) on September 25, 2009 (the “Co-Investor Investigation Period”), upon the advance notification to Operator LP for coordination and safety purposes, Co-Investor shall have the right to review and physically inspect the Tranche II Locations and Co-Investor shall have the right to review any and all matters relating to the Tranche II Locations as Co-Investor may deem appropriate in its discretion.  If for any reason Co-Investor determines in its sole and absolute discretion during the Co-Investor Investigation Period that any or all Locations are unsatisfactory to Co-Investor, then Investor LP may notify Operator LP prior to the expiration of the Co-Investor Investigation Period in writing that Co-Investor has elected not to proceed to Closing hereunder and to terminate this Agreement with respect to with respect to all Tranche II Locations.  In addition, if Co-Investor identifies any matter with respect to the environmental condition of any Location (an “Environmental Defect”), then Investor LP shall notify Operator LP prior to the expiration of the Co-Investor Investigation Period in writing that Co-Investor has elected not to proceed to Closing hereunder and to terminate this Agreement with respect to that Location, subject to Sections 2.4 and Section 2.5 below.  Operator LP shall not be entitled to and is hereby estopped from objecting to the determination of Co-Investor with respect to its evaluation of the Locations and its right to terminate this Agreement during the Co-Investor Investigation Period with respect to any or all of the Tranche II Locations.  In the event Investor LP does not terminate this Agreement pursuant to the terms of this Section 2.1 with respect to all of the Tranche II Locations (or with respect to any Location which involves an Environmental Defect): (i) Investor LP and Co-Investor shall be deemed to have waived the contingency set forth in this Section 2.1 (but not any other condition precedent to Closing set forth herein); and (ii) Investor LP and Co-Investor shall have a continuing right until the Closing or the earlier termination of this Agreement to inspect each Location, subject to advance notification of Operator LP as provided above.  The rights set forth in this Section 2.1 shall be in addition to any due diligence rights with respect to a Substitute Location granted to Investor LP with respect to a Substitute Location pursuant to Section 2.5.  If any Exhibit F Sites are added to this Agreement as Substitute Locations or pursuant to Section 1.5, the parties acknowledge that Investor LP shall have additional due diligence rights with respect to such Exhibit F Sites as set forth in Section 2.5 below.

2.2                                 Due Diligence Rights.  Investor LP and its employees, agents, contractors and subcontractors may enter any Location and while thereon, make surveys and appraisals, take measurements, make structural, and engineering, and environmental studies, and otherwise inspect the Property.  Additionally, Operator LP shall make available to Investor LP senior financial officers of YSI LP for the purpose of conducting due diligence meetings with Investor LP.  If any Location is damaged by Investor LP or Co-Investor (or their respective agents) in connection with their due diligence activities, Investor LP shall promptly restore each Location to substantially the condition existing immediately prior to any such damage.  Other than the restoration obligation in the prior sentence, nothing in this Section 2.2 shall obligate Investor LP to remediate any environmental conditions discovered on a Location in connection with any test, examination or report obtained by or for Investor LP’s benefit.

2.3                                 Other Diligence Deliverables.  Investor LP acknowledges that Operator LP has furnished to Investor LP prior to the Effective Date all of the documents and deliveries set forth on EXHIBIT E (collectively, the “Property Information”) with respect to each of the Locations.  Except as expressly provided in this Agreement, Operator LP makes no representation with respect to any document or delivery prepared by any party other than Operator LP or YSI LP.  In addition to the items specifically referred to above, Operator LP agrees to deliver to Investor LP (upon Investor LP’s request) copies of any other documents or agreement relating to each Location which are in Operator LP’s possession as are reasonably requested by Investor LP in connection herewith.

2.4                                 Removal of Locations.  As set forth in Section 2.1, Section 3.2, Section 4.2, Section 7.1 and Section 7.7, Investor LP may determine and elect to terminate this Agreement as to any one or more of the Locations if there is an Environmental Defect, a Title Defect, a Condition Failure, a Default Matter, a Material Casualty or a Material Condemnation, subject to the following terms and conditions:

(a)                                  Such election must be (A) made in a written notice to Operator LP from Investor LP (the “Removal Notice”) which identifies each Location which Investor LP wishes to remove from the terms and conditions of this Agreement (each a “Removed Location”) and (B) delivered to Operator LP: (i) if Investor LP sends a Co-Investor Notice pursuant to Section 1.5, prior to the end of the Co-Investor Investigation Period if the Removal Notice is for one or more of the Tranche II Locations by virtue of Co-Investor’s disapproval of such pursuant to Section 2.1; (ii) within the time required under Section 3.2 if the Removal Notice is delivered because of a Title Defect; (iii) within the time required under Section 4.2 if the Removal Notice is delivered because of a Condition Failure; (iv) within the time required under Section 7.1 if the Removal Notice is delivered because of a Default Matter and (v) within the time required under Section 7.7 if the Removal Notice is delivered because of a Material Casualty or a Material Condemnation;

(b)                                 With respect to any Removed Location: (i) this Agreement shall automatically terminate with respect to such Removed Location upon giving of the Removal Notice (except for any provisions related thereto which expressly survive the termination of this Agreement); and (ii) such Removed Location shall thereafter be excluded from the definition of “Property” and “Locations” hereunder;

(c)                                  If Investor LP wishes to declare some (but not all) Locations to be Removed Locations: (i) the Agreed Value shall be reduced by the Agreed Value for each such Removed Location, subject to the addition of a Substitute Location under Section 2.5; and (ii) the Investor Contribution Amount shall be reduced by 50 cents for each dollar of Agreed Value of such Removed Locations, subject to the addition of a Substitute Location under Section 2.5; and

(d)                                 Notwithstanding the foregoing or anything else in this Agreement to the contrary, if Investor LP’s termination of this Agreement with respect to any Removed Locations in accordance with Section 2.4 causes the aggregate Agreed Value of the Tranche I Locations to fall below $90,000,000.00, and Substitute Locations selected in accordance with this Section 2.5 do not increase the aggregate Agreed Value of all Tranche I Locations above $90,000,000.00, then Operator LP may elect, in its sole and absolute discretion: (i) to terminate this Agreement as to all Locations (and not less than all Locations), which termination election must be made by written notice to Investor LP within 5 business days after the expiration of the applicable period to select Substitute Locations under Section 2.5, and, in such event, this Agreement shall be null and void and of no further force and effect (except for any provisions which expressly survive the termination of this Agreement), or (ii) to accept the Agreed Value of the Tranche I Locations subject to this Agreement and to proceed to Closing under this Agreement.  In the event that Operator LP has a right to terminate this Agreement pursuant to this subsection but fails to do so within the time period prescribed above, then Operator LP shall be deemed to have elected to accept the Agreed Value of Tranche I Locations subject to this Agreement and to proceed to Closing under this Agreement.  This Section 2.4(d) shall not apply to the Tranche II Locations in the event Investor LP delivers a Co-Investor Notice.

For the purposes of further certainty, a notice of removal of a Location pursuant to such other provisions of this Agreement shall also be deemed a “Removal Notice” hereunder.

2.5                                 Substitution of Locations.  If, at any time pursuant to the terms of this Agreement, Investor LP declares any Location to be a Removed Location, then Investor LP and Operator LP shall have the right (but not the obligation) to substitute another Location (a “Substitute Location”) in the place of the Removed Location as follows:

(a)                               Investor LP (in its discretion) shall initially have the sole right to designate a Substitute Location from the Tranche II Locations (excluding any Tranche II Location that has already been included in this Agreement pursuant to Section 1.5) by specifying such Substitute Location in Investor LP’s Removal Notice, subject to compliance with the other terms and provisions of this Section 2.5.  If Investor LP shall fail to identify a Substitute Location within the time period required or if all Tranche II Locations have already been included in this Agreement pursuant to Section 1.5, then in either case Operator LP (in its discretion) shall then have the sole right to designate a Substitute Location (subject to compliance with the other terms and provisions of this Section 2.5) from the Tranche II Locations (if any have not yet been included in this Agreement pursuant to Section 1.5) or from those additional properties identified on EXHIBIT F hereto (the “Exhibit F Sites”) which have not heretofore been designated Tranche II Locations by Operator LP pursuant to Section 1.5;

(b)                              In the event that Operator LP wishes to designate a Substitute Location pursuant hereto, such election must be made in a written notice to Investor LP (the “Substitution Notice”) within 10 days after receiving the Removal Notice (as applicable), and such notice must identify the Tranche II Location or Exhibit F Site which Operator LP wishes to add to the terms and conditions of this Agreement as a Substitute Location.  Until such time as the Removal Notice or Substitution Notice is given identifying a Substitute Location, neither the Tranche II Locations nor the Exhibit F Sites shall be Locations subject to the terms and provisions of this Agreement (unless a Tranche II Location has been included in this Agreement pursuant to Section 1.5);

(c)                               The Substitute Location identified in the Removal Notice or Substitution Notice shall: (i) be deemed automatically added to the terms of this Agreement and subject to all of the terms and provisions hereof as of the date of the Substitution Notice; and (ii) thereafter be included in the definition of “Property” and “Locations” hereunder.  The date on which a Substitute Location is added to the terms and provisions of this Agreement is referred to as the “Substitution Date;”

(d)                              With respect to any identified Substitute Location, Investor LP and Co-Investor (if applicable) shall have a period of 30 days after the Substitution Date to perform due diligence regarding the Substitute Location (the “Substitution Investigation Period”); provided, however, that Investor LP shall have no right to perform any due diligence on a Substitute Location that is a Tranche II Location because Investor LP has accepted the condition of those Locations.  In the event that a due diligence right with respect to a Substitute Locations is provided pursuant to the preceding sentence, Operator LP shall provide to Investor LP and Co-Investor all materials required to be delivered pursuant to Section 3.1 and EXHIBIT E hereto within 10 days after the Substitution Date.  If for any reason Investor LP or Co-Investor (if applicable) in their respective sole and absolute discretion determines during the Substitution Investigation Period that any Exhibit F Sites are unsatisfactory, then Investor LP may notify Operator LP prior to the expiration of the Substitution Investigation Period in writing that Investor LP or Co-Investor (if applicable) has elected not to accept the Substitute Location and to declare such as a Removed Location pursuant to Section 2.4 (with rights to again substitute as set forth in this Section 2.5).  Operator LP shall not be entitled to and is hereby estopped from objecting to the determination of Investor LP or Co-Investor (if applicable) with respect to its evaluation of any Substitute Location and Investor LP’s right to terminate this Agreement during the Substitution Investigation Period with respect to any or all Substitute Locations (excluding any Substitute Locations that are Tranche II Locations and that are not being diligenced by Co-Investor, as to which Investor LP acknowledges it has no diligence or termination rights).  In the event Investor LP does not terminate this Agreement pursuant to the terms of this subsection with respect to a Substitute Location: (i) Investor LP and Co-Investor (if applicable) shall be deemed to have waived the contingency set forth in this subsection as to such Substitute Location (but not any other condition precedent to Closing set forth herein); and (ii) Investor LP and Co-Investor (if applicable) shall have a continuing right until the Closing or the earlier termination of this Agreement to inspect such Substitute Location, subject to advance notification of Operator LP as provided above;

(e)                               If any Substitute Locations are included in this Agreement pursuant to the preceding provisions of this Section 2.5, then (i) the Agreed Value (after accounting for reductions in the Agreed Value on account of any Removed Locations) shall be increased by the Agreed Value for each such Substitute Location; and (ii) the Investor Contribution Amount (after accounting for any reductions therein on account of any Removed Locations) shall be increased by 50 cents for each dollar of Agreed Value of each such Substitute Location;

(f)                                 If any Substitute Locations are included in this Agreement pursuant to the preceding provisions of this Section 2.5, the Second Closing Date shall be adjusted and extended to be the 10th business day after the expiration of the Substitution Investigation Period with respect to the last Substitute Location, but in no event beyond October 30, 2009.  Further, if a Removal Notice is given and the Second Closing Date is sooner than 10 business days thereafter, the Second Closing Date shall automatically be extended in order to allow for the service of a Substitution Notice pursuant hereto and if a Substitution Notice is so sent, the Second Closing Date shall further be extended in accordance with the first sentence of this subsection; and

(g)                              If no Co-Investor Notice is given pursuant to Section 1.5 or if a Co-Investor Notice is given but no Closing occurs with a Co-Investor as to any Tranche II Locations due to the termination rights granted to Investor LP hereunder, then Operator LP agrees to pay to Investor LP, upon presentation of invoices therefor, a sum equal to all third-party, out-of-pocket expenses incurred by Investor LP with respect to the third-party reports obtained by Investor LP with respect to the Tranche II Locations, including all environmental and property condition reports, up to a maximum amount of Fifty Thousand Dollars ($50,000).  Operator LP shall be obligated to make such payment to Investor LP (i) within ten (10) days after the date on which the Co-Investor Identification Period expires if no Co-Investor is identified pursuant to Section 1.5, or (ii) within ten (10) days after the date on which the Second Closing Date was scheduled to occur if a Co-Investor is identified but no Closing occurs with a Co-Investor as to any Tranche II Location due to the termination rights granted to Investor LP hereunder.  For purposes of clarity, Operator LP shall be required to make payment of the amounts described in this subsection when due even if Investor LP shall designate Tranche II Locations as Substitute Locations pursuant to Section 2.5.

2.6                                 Ancillary Documents.  Operator LP and Investor LP shall negotiate in good faith and agree at least three business days prior to Closing upon the following additional agreements that will also be delivered at Closing:

(a)                                  A property management agreement (the “New Management Agreement”) between the Company and YSI Management, LLC, a Delaware limited liability company (“Property Manager”), which will provide that Property Manager shall act as the manager of all Locations on behalf of the Company;

(b)                                 A Marketing and Ancillary Services Agreement (the “New Services Agreement”) between the Company and a newly formed and YSI-HART TRS, Inc., a Delaware domiciled taxable REIT subsidiary owned by the Company (“Service Provider”), which will provide that Service Provider shall be entitled to sell certain goods and services at the Locations (e.g., sales of locks, boxes and vending machine products).  The form and substance of the organizational documents creating and governing the operations of the Service Provider (the “TRS Organizational Documents”) shall also be subject to the good faith agreement of the Investor LP and Operator LP simultaneous with the finalization of the New Services Agreement; and

(c)                                  the final form of the JV Agreement that will be delivered at Closing.

ARTICLE 3:  TITLE AND SURVEY

3.1                                 Delivery of Title Documents.  Except as provided in Section 3.2, Investor LP acknowledges that Operator LP has furnished to Investor LP prior to the Effective Date:

(a)                                  a current, effective commitment for title insurance including judgment, litigation and tax lien searches (a “Title Commitment”) for each Location issued by the title company identified in Section 1.1(c) (the “Title Company”), in the amount of the Agreed Value for each such Location with the Company as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment;

(b)                                 Operator LP’s most recent survey of each Location (a “Current Survey”);

(c)                                  copies of Uniform Commercial Code in the names of Operator LP, YSI LP and Affiliate Owners, in the Secretary of State of the State of Delaware issued by Corporation Service Company (collectively, “UCC Searches”).

(d)                                 an updated current (prepared not earlier than 30 days prior to the Effective Date) ALTA survey of each Location prepared in compliance with the Minimum Standard Detail Requirements for ALTA Land Title Surveys jointly established by ALTA and NSPS in 2005 including items 1, 2, 3, 4, 6, 7(a), 7(b)(i), 7(c), 8, 9, 10, 11, 14 and 17 of Table A thereof (an “Updated Survey”), prepared by a duly licensed land surveyor, and

(e)                                  a zoning report for each Location in Texas and Florida (the “Zoning Reports”).

The Title Commitments, the documents referred to therein, the Current Surveys, the Updated Surveys and the UCC Searches are referred to herein collectively as the “Title Documents.”

3.2                                 Title Objections.

(a)                                  Prior to the Effective Date except as provided in (b) below, Investor LP has notified Operator LP of any matter in its determination regarding the condition of title as set forth in the Title Commitment, the Current Survey and (if received) the Updated Survey for each Locations which is unacceptable to Investor LP (a “Title Defect”) by providing written notice of such Title Defect(s) (the “Title Objection Notice”).  With respect to the Open Title Sites, Investor LP shall have until the end of the Title Review Period to send a Title Objection Notice with respect to any Title Defects arising out of the Updated Survey or the Zoning Reports.  Operator LP shall, at its sole cost and expense, promptly undertake to eliminate or modify all Title Defects to the reasonable satisfaction of Investor LP.  Matters appearing in the Title Documents received prior to the Effective Date which are not objected to by Investor LP in a Title Objection Notice shall be deemed Permitted Exceptions.  Title Defects consisting of mortgages and liens which encumber any Location (“Monetary Liens”) shall be paid off or satisfied by Operator LP, at Operator LP’s expense, at or prior to Closing and shall not be Permitted Exceptions.  With respect to Title Defects to which Investor LP objects in the Title Objection Notice other than Monetary Liens (the “Title Objections”), within 5 days of receiving the Title Objection Notice, Operator LP shall indicate whether Operator LP is willing to cure any Title Objections.  If Operator LP elects to cure any Title Objections, Operator LP shall diligently prosecute such cure to completion, and the Initial Closing Date or the Second Closing Date, as applicable, shall be postponed for up to 30 days to facilitate such cure.  If Operator LP elects not to cure any Title Objections by Investor LP giving notice of such to Investor LP (provided a failure to respond to a Title Objection Notice within 5 days of receipt thereof shall be deemed to be an election not to cure), Investor LP may elect to terminate this Agreement as to the affected Location(s) by declaring the Location(s) to be a Removed Location(s) in accordance with Section 2.4 (subject to substitution rights set forth in Section 2.5), such election to be made by giving a Removal Notice within 5 business days of: (y) Operator LP’s notice of its election not to cure; or (z) the expiration of such 5 day period if Operator LP fails to give such a notice.  In the event Operator LP is unable with the exercise of due diligence to satisfy the Title Objections prior to the Initial Closing Date or the Second Closing Date, as applicable, Investor LP may, at its option (i) accept title to the affected Location subject to the Title Objections raised by Investor LP, without an adjustment in the Agreed Value of such Location, in which event said objections shall be deemed Permitted Exceptions, or (ii) terminate this Agreement as to the affected Location(s) by declaring the Location(s) to be a Removed Location(s) in accordance with Section 2.4 (subject to the substitution rights set forth in Section 2.5), such election to be made by giving a Removal Notice within 5 business days of being notified of Operator LP’s inability to satisfy such Title Objection.

(b)                                 With respect to Investor LP, the Title Review Deadline shall mean: (i) the Effective Date for the Tranche I Locations and Tranche II Locations (other than for those Locations identified on EXHIBIT H hereto referred to herein as the “Open Title Sites”); (ii) the end of the applicable Substitution Investigation Period for any Exhibit F Site; (iii) by 5:00 PM (Chicago Time) on August 7, 2009 for the Open Title Sites.  With respect to Co-Investor, the Title Review Deadline shall mean: (i) the expiration of the Co-Investor Investigation Period for the Tranche II Locations; and (ii) the end of the applicable Substitution Investigation Period for any Exhibit F Site.

(c)                                  If after the Title Review Deadline, but before the Closing, Investor LP shall discover or be advised of any Title Defect first discovered after the Title Review Deadline (including matters raised by any Updated Survey if not received prior to the Title Review Deadline), then, provided such are not the result of Investor LP’s acts, Investor LP may object to same in writing to Operator LP.  Such new objections to title or matters of survey are hereinafter referred to as “Gap Period Objections”.  Investor LP reserves the right to date down the Title Commitment at any time in order to verify that no Gap Period Objections have arisen.  With respect to Material Objections to which Investor LP objects in the Gap Period Objections other than Monetary Liens, which shall be paid off or satisfied in accordance with

Section 3.2(a), within 10 days of receiving the Gap Period Objections, Operator LP shall indicate whether Operator LP is willing to cure any Gap Period Objections.  If Operator LP elects to cure any Gap Period Objections, Operator LP shall diligently prosecute such cure to completion, and the Initial Closing Date or the Second Closing Date, as applicable, shall be postponed for up to 30 days to facilitate such cure.  If Operator LP elects not to cure any Gap Period Objections (and a failure to respond within 10 days to Investor LP’s notice shall be deemed to be an election not to cure), Investor LP may elect to terminate this Agreement as to the affected Location(s) by declaring the Location(s) to be a Removed Location(s) in accordance with Section 2.4 (subject to the substitution rights set forth in Section 2.5).  In the event Operator LP is unable with the exercise of due diligence to satisfy the Title Objections prior to the Initial Closing Date or the Second Closing Date, as applicable,, Investor LP may, at its option (i) accept title to the affected Location subject to the Gap Period Objections raised by Investor LP, without an adjustment in the Agreed Value of such Location, in which event said objections shall be deemed Permitted Exceptions, or (ii) terminate this Agreement as to the affected Location(s) by declaring the Location(s) to be a Removed Location(s) in accordance with Section 2.4 (subject to the substitution rights set forth in Section 2.5).

3.3                                 Delivery of Title Policy at Closing.  As a condition to Investor LP’s obligation to close, the Title Company shall commit to deliver to the Company as soon as reasonably practicable following Closing an ALTA 2006 Owner’s Policy of title insurance for each Location, with extended coverage, issued by the Title Company as of the date and time of the Closing, in the amount of the Agreed Value for such Location, containing Investor’s Endorsements, insuring the Company as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions (a “Title Policy”) and shall deliver to the Company a “marked up commitment” evidencing such commitment at the Closing.

3.4                                 Permitted Exceptions.  As used in this Agreement, “Permitted Exceptions” means (a) those exceptions to title or matters of survey approved or deemed approved by Investor LP pursuant to this Agreement; (b) real estate taxes not yet due and payable; (c) the rights of tenants in possession as tenants only under the Leases without any option to purchase or acquire an interest in the Property; and (d) provisions of existing zoning and building laws (but not existing violations thereof).

3.5                                 Investor’s Endorsements.  To the extent such endorsements are available under the laws of the state in which each Location is located, each Title Policy shall contain the following endorsements (the “Investor’s Endorsements”): (a) extended coverage (if provided by way of endorsement); (b) owner’s comprehensive or restrictions; (c) access; (d) survey (accuracy of survey); (e) location (survey legal matches title legal); (f) separate tax lot; (g) legal lot/subdivision; (h) zoning with parking (except for Locations in Texas and Florida); (i) creditor’s rights; and (j) non-imputation endorsement (a “Non-Imputation Endorsement”) with respect to each of Investor LP, Investor GP, YSI LP and each Affiliate Owner, and their respective direct and indirect members and or partners, and, as applicable, their respective officers, directors, shareholders and employees.  Investor LP shall execute and Operator LP shall execute and cause YSI LP and Affiliate Owners to execute at Closing an ALTA Statement (Owner’s Affidavit) and any other documents, undertakings or agreements reasonably required by the Title Company to issue the Title Policy in accordance with the provisions of this Agreement.

3.6                                 Title and Survey Costs.  The cost of the Title Commitments (including underwriting and update fees), the Updated Surveys, including any revisions necessary to make the Updated Survey conform to the requirements of this Agreement, the premium for extended coverage, the Title Policies and any endorsements under the Title Policies (including Investor’s Endorsements), and the cost of the UCC Searches shall be paid or reimbursed by the Company at Closing in accordance with the JV Agreement.

3.7                                 REA Estoppels.  If any of the Locations is encumbered by any reciprocal easement agreements or similar agreements (but not utility easements), YSI LP (or the applicable Affiliate Owner) shall use commercially reasonable efforts to obtain, at Investor LP’s request, executed estoppel certificates (“REA Estoppels”) dated no more than 30 days prior to the Closing in favor of Investor LP and the Company from all other parties to such agreements certifying that: (a) such agreement remains in full force and effect and the identity of the documents which comprise the agreement; (b) the agreement is free from default by YSI LP (or Affiliate Owner) and the party making such certificate; and (c) any amounts due from or to the YSI LP (or Affiliate Owner) under such agreement for any reason are paid in full as of the date of such certificate.  To the extent a REA Estoppel for any Location is not obtained by the date set for Closing, Operator LP shall cause YSI LP (or Affiliate Owner) to provide a certification as to the above factual matters, to YSI’s knowledge, in such form as is reasonably satisfactory to Investor LP, and in the event that a REA Estoppel is later received from any party covered by such certification, Operator LP may substitute the REA Estoppel and delete such party from the certification made by YSI LP (or Affiliate Owner).  Operator LP agrees to indemnify, defend and hold Investor LP and the Company harmless from any Claims suffered by, or asserted by any such party against Investor LP or the Company relating to or arising from any material breach of any of the representations and warranties in any certification delivered by YSI LP (or Affiliate Owner) pursuant to this Section 3.7.

3.8                                 Ground Lease Estoppel.  If any of the Locations is not owned in fee by YSI LP (or an Affiliate Owner), but is rather the subject of a ground lease (a “Ground Lease Location”), YSI LP (or the applicable Affiliate Owner) shall use commercially reasonable efforts to obtain, at Investor LP’s request, an executed estoppel certificate (“Ground Lease Estoppel”) dated no more than 30 days prior to the Closing in favor of Investor LP and the Company from the landlord under the ground lease certifying that: (a) such ground lease remains in full force and effect and the identity of the documents which comprise the ground lease; (b) the ground lease is free from default by YSI LP (or Affiliate Owner) and the party making such certificate; (c) amounts due from or to the YSI LP (or Affiliate Owner) under such agreement for any reason are paid in full as of the date of such certificate; (d) that the landlord thereunder shall consent to the assignment of the ground lease to the Company; and (e) such other factual matters relating to the ground lease as may be reasonably requested by Investor LP.  To the extent a Ground Lease Estoppel for the Ground Lease Location is not obtained by the date set for Closing, Operator LP shall cause YSI LP (or Affiliate Owner) to provide a certification as to the above factual matters, to YSI’s knowledge, in such form as is reasonably satisfactory to Investor LP, and in the event that a Ground Lease Estoppel is later received from the landlord under the ground lease, Operator LP may substitute the Ground Lease Estoppel and to rescind the certification made by YSI LP (or Affiliate Owner).  Operator LP agrees to indemnify, defend and hold Investor LP and the Company harmless from any Claims suffered by, or asserted by any such party against Investor LP or the Company relating to or arising from a breach of any of the representations and warranties in any certification delivered by YSI LP (or Affiliate Owner) pursuant to this Section 3.8.

ARTICLE 4:  CLOSING

4.1                                 Closing and Escrow.

(a)                                  The consummation of the transaction contemplated herein (“Closing”) shall occur (i) on August 13, 2009 with respect to the Tranche I Locations (the “Initial Closing Date”), subject to extension as provided in Section 2.5 above and (ii) on September 30, 2009 with respect to the Tranche II Locations and the Exhibit F Sites (the “Second Closing Date”), provided, however, that if any Substitute Locations are identified with respect to the Tranche II Locations or the Exhibit F Sites, the Second Closing Date for all Tranche II Locations and Exhibit F Sites shall be extended to the latest date for closing of the Substitute Locations determined by Section 2.5(f) above (such that all Tranche II Locations, Exhibit F Sites and Substitute Locations shall close simultaneously on the Second Closing Date).

(b)                                 The Closing shall be effected through an escrow with the escrow agent identified in Section 1.1(d) (the “Escrow Agent”); provided that all condition precedents to Closing shall have been satisfied and Escrow Agent has delivered to Investor LP an insured closing letter from the Title Company.  Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Investor LP and Operator LP.  Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Operator LP and Investor LP.  Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Operator LP and Investor LP agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.  The parties agree that the Closing shall occur on a so-called “New York style” basis and Operator LP (and any Affiliates Owner(s), if required by the Title Company) shall provide such gap indemnities as may be required to effectuate such.

4.2                                 Conditions to the Parties’ Obligations to Close.

(a)                                  As of the Initial Closing Date or the Second Closing Date, as applicable, in addition to all other conditions set forth herein, the obligation of Investor LP to consummate the transactions contemplated hereunder shall be contingent upon the following:

(i)                                        Operator LP shall have performed (or caused to be performed) its obligations hereunder and all deliveries to be made by Operator LP (or caused to be made) at or prior to Closing shall have been tendered;

(ii)                                     Except for enforcement of Leases by YSI LP or the applicable Affiliate Owner in the ordinary course, there shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Operator LP, Operator GP, YSI LP, Affiliate Owners, Property Manager or Service Provider that would materially and adversely affect the operation or value of the Property or the value or ability of YSI LP, Affiliate Owners, Property Manager or Service Provider to carry on its business or to perform its obligations under this Agreement;

(iii)                                  There shall exist no pending or threatened action, suit or proceeding with respect to Operator LP, Operator GP, YSI LP, Affiliate Owners or Property Manager before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

(iv)                                 Operator LP’s representations and warranties in this Agreement shall be true and correct in all material respects;

(v)                                    Neither of the following shall have occurred: (i) a decrease in the actual occupancy rate at any Location by more than 10% from that which existed as of June 1, 2009; or (ii) a decrease in the actual in-place rental revenue at any Location by more than 10% from that which existed as of June 1, 2009; and

(vi)                                 Failure of Operator LP and Investor LP to agree to the forms of JV Agreement, the New Management Agreement, the New Services Agreement and the TRS Organizational Documents within the time prescribed by Section 2.6.

The failure of any of the foregoing conditions precedent (other than as specified in subsection (iii) above) to be satisfied on the Initial Closing Date or the Second Closing Date, as applicable, with respect to any Location (a “Condition Failure”) shall entitle Investor LP, in its sole discretion, to terminate this Agreement as to the affected Location by declaring the Location to be a Removed Location in accordance with Section 2.4 (subject to the substitution rights under Section 2.5).  Additionally, if the failure of any of the foregoing conditions precedent affects Operator LP generally or all Locations generally, then Investor LP shall have a right to terminate this entire Agreement as to all Locations.  Notwithstanding the foregoing, if any of the conditions precedent shall fail by virtue of Operator LP’s breach of an express provision of this Agreement, then Investor LP shall be entitled to exercise any rights and remedies it may have under Section 7.1 on account of such breach.

(b)                                 As of the Initial Closing Date or the Second Closing Date, as applicable, in addition to all other conditions set forth herein, the obligation of Operator LP to consummate the transactions contemplated hereunder shall be contingent upon the following:

(i)                                        Investor LP shall have performed (or caused to be performed) its obligations hereunder and all deliveries to be made by Investor LP (or caused to be made) at or prior to Closing shall have been tendered;

(ii)                                     There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Investor LP or Investor GP that would materially and adversely affect the operation or value of the Property or the value or ability of Investor LP to carry on its business or to perform its obligations under this Agreement;

(iii)                                  There shall exist no pending or threatened action, suit or proceeding with respect to Investor LP or Investor GP before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby; and

(iv)                                 Investor LP’s representations and warranties in this Agreement shall be true and correct in all material respects.

The failure of any of the foregoing conditions precedent to be satisfied on the Initial Closing Date or the Second Closing Date, as applicable, shall permit Operator LP to terminate this entire Agreement as to all Locations.  Notwithstanding the foregoing, if any of the conditions precedent shall fail by virtue of Investor LP’s breach of an express provision of this Agreement, then Operator LP shall be entitled to exercise any rights and remedies it may have under Section 7.2 on account of such breach.

4.3                                 Operator LP’s Deliveries in Escrow.  Operator LP shall deliver (or cause YSI LP and Affiliate Owners to deliver) and Investor LP shall deliver (each as applicable) in escrow to the Escrow Agent the following (including signatures on behalf of the Company which are required to be executed by Operator GP pursuant to the JV Agreement):

(a)                                  JV Agreement.  The JV Agreement in the form agreed to prior to the Effective Date, with all exhibits and schedules to be attached thereto in form and substance agreed by the parties, duly executed in multiple counterparts by Investor LP, Investor GP, Operator LP and Operator GP.

(b)                                 Company’s Joinder.  A joinder to this Agreement by the Company in the form of EXHIBIT G (the “Company Joinder”);

(c)                                  Documents of Conveyance.  All of the following documents necessary to vest title in the Property in the Company in the form required pursuant to this Agreement:

(i)                                        A deed for the Real Property and Improvements associated with each Location using the same form (including the same legal description) in which title to the Property is vested in YSI LP or Affiliate Owners (provided, however, if the Location is owned by way of a ground lease then the following shall be delivered: (A) a proper assignment of the ground lease which satisfies the terms of the ground lease and any landlord requirements; and (B) if required, a special warranty deed or bill of sale with respect to the Improvements located upon the ground leased Real Property);

(ii)                                     A bill of sale (“Bill of Sale”) and assignment for all Personal Property and Intangible Property in a form agreed to by Operator LP and Investor LP which shall, in all events, contain an exhibit (for each Location) listing the Personal Property being transferred to the Company;

(iii)                                  An assignment and assumption of all Leases and Service Contracts which shall, in all events, contain exhibits (for each Location) listing the Leases (by way of a current Rent Roll as of the Initial Closing Date or the Second Closing Date, as applicable) and the Service Contracts (by way of an updated List of Service Contracts as of the Initial Closing Date or the Second Closing Date, as applicable) being transferred to the Company;

(iv)                                 [Intentionally Deleted];

(v)                                    Such transfer tax declarations or other disclosures and reports as are required by applicable state and local law in connection with the transfer of the Property to the Company; and

(vi)                                 Any third-party notices required to be delivered pursuant to applicable law or the  terms of any documents of record, ground leases, Leases, Service Contracts or other agreements affecting the Property as may be reasonably requested by Investor LP.

(d)                                 Termination of Existing Management and Leasing Agreements.  Evidence reasonably satisfactory to Investor LP that all existing management agreements, marketing agreements or ancillary service agreements with any Affiliate of YSI LP or third-party relating to the Locations have been terminated.

(e)                                  New Management Agreement and New Services Agreement. The New Management Agreement and the New Services Agreement in the forms to be agreed upon pursuant to Section 2.6, with all exhibits and schedules to be attached thereto in form and substance agreed by the parties, duly executed in multiple counterparts.

(f)                                    FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit dated as of the Initial Closing Date or the Second Closing Date, as applicable, stating that it is not a foreign person, as defined in Section 1443(f)(3) of the Internal Revenue Code of 1986, as amended, and Treasury regulations thereunder.

(g)                                 Lien Waiver.  If applicable under local law, a waiver of any lien rights by Property Manager or any other third party managing the Property for YSI LP and/or Affiliate Owners at the time of Closing; and evidence reasonably satisfactory to Investor LP that no person has a right now or in the future to file any liens against the Property for brokerage commissions or fees in connection with the Leases or the transactions set forth herein.

(h)                                 REA Estoppels and Ground Lease Estoppels.  The REA Estoppels (or Operator LP’s substitute certificates therefor permitted under Section 3.7) and the Ground Lease Estoppels (or Operator LP’s substitute certificates therefor permitted under Section 3.8).

(i)                                     Existing Insurance.  Certificates of paid insurance or other evidence reasonably satisfactory to Investor LP confirming that the Property will continue to be insured under the master policy or policies maintained by YSI LP or the applicable Affiliate Owner which policies shall name the Company as the insured thereunder and shall additionally name Heitman Capital Management, LLC as an additional named insured.

(j)                                     Authority.  Evidence of the existence, organization and authority of Investor LP, Operator LP, YSI LP, Affiliate Owners and the Company and of the authority of the persons executing documents on behalf of Investor LP, Operator LP, YSI LP, Affiliate Owners and the Company, reasonably satisfactory to the Escrow Agent, Investor LP and Operator LP, as applicable.

(k)                                  Bring-Down Certificates.  A certificate from (i) Operator LP confirming to Investor LP that all of its representations and warranties set forth in this Agreement are true and correct on and as of the date of Closing and have been deemed to have been remade as of the Closing and (ii) Investor LP confirming to Operator LP that all of its representations and warranties set forth in this Agreement are true and correct on and as of the date of Closing and have been deemed to have been remade as of the Closing.  Additionally, if Investor LP delivers a Co-Investor Notice, on the Second Closing Date, Operator LP shall additionally deliver a certificate to Investor LP confirming that all of its representations and warranties made as of the Initial Closing Date with respect to the Trance I Locations remain true and correct on and as of the Second Closing Date and have been deemed to have been remade as of the Second Closing Date (except Operator LP shall be permitted to update any representation or warranty contained in Section 6(e), (f) or (g) to reflect changes in the Tranche I Locations occurring between the Initial Closing Date and the Second Closing Date).

(l)                                     Updated Rent Rolls/List of Service Contracts.  An updated current Rent Roll from Operator LP for each Location along with an updated list of all Service Contracts for each Location (the “List of Service Contracts”).

4.4                                 Investor Contribution Amount.  In addition to its obligations under Section 4.3, Investor LP shall deliver in escrow to the Escrow Agent an amount in cash equal to the Investor Contribution Amount (as adjusted pursuant to this Agreement).

4.5                                 Closing Statements/Escrow Fees.  At Closing, Operator LP and Investor LP shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form reasonably required by the Escrow Agent.  The Escrow Agent’s escrow fee, recording fees, transfer taxes, title fees and other closing costs shall be paid as provided in the JV Agreement.

4.6                                 Further Assurances.  In addition to the obligations required to be performed hereunder by Operator LP and Investor LP at Closing, Operator LP agrees to perform (and to cause YSI LP and Affiliate Owners to perform) and Investor LP agrees to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to Closing such other instruments, documents, and other materials as the other party may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Property in the Company.  This Section 4.6 shall survive Closing.

4.7                                 Vehicle Title Transfer.  As soon as practicable after the Closing (but in all events within 90 days after the applicable Closing for a Location), Investor LP shall cause YSI LP or the applicable Affiliate Owners (and shall take any action on behalf of the Company as may be required) to deliver and process with the relevant Governmental Authority all such  assignments, certificates and other documents of conveyance required by any Governmental Authority which has issued the certificate of title for any of the Vehicles (including the original certificates of title properly endorsed) as may be necessary to re-register and/or re-title the Vehicles in the name of the Company.

ARTICLE 5:  PRORATIONS AND ADJUSTMENTS

5.1                                 Prorations Generally.  Operator LP shall provide to Investor LP such information and verification reasonably necessary to support the prorations and adjustments under this Article 5.  Prorations shall be based on the actual number of days in the applicable period, as of the close of the day immediately preceding the Initial Closing Date or the Second Closing Date, as applicable, such date being a day of income and expense to the Company.

5.2                                 Proration of Income and Expenses.

(a)                                  Real Estate Taxes and Assessments.  The Company shall receive a credit for any accrued but unpaid real estate taxes and assessments (including, without limitation, any assessments imposed by private covenant) applicable to any period before the Initial Closing Date or the Second Closing Date, as applicable, even if such taxes and assessments are not yet due and payable.  If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes.  Such taxes shall be reprorated upon issuance of the final tax bill.  The Company shall receive a credit for any special assessments which are levied or charged against the Property, but only to the extent due and payable on or prior to Closing.  Operator LP or the applicable Affiliate Owner shall receive a credit for any pre-paid real estates taxes, assessments or special assessments for periods after the Initial Closing Date or the Second Closing Date, as applicable.

(b)                                 Collected Rent.  The Company shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by YSI LP or the applicable Affiliate Owner before Closing that applies to any period after Closing.  Uncollected rent, including percentage rent and other uncollected income, shall not be prorated at Closing.  After Closing, the Company shall apply all rent and income collected by Property Manager from a tenant, first to such tenant’s current obligations to the Company and then to arrearages in the reverse order in which they were due, remitting to YSI LP or the applicable Affiliate Owner, after deducting collection costs, any rent, including any percentage rent, properly allocable to the period prior to Closing.  From and after Closing the Company shall cause Property Manager to bill and attempt to collect such rent arrearages in the ordinary course of business and shall be obligated to engage a collection agency, take legal action to collect any rent arrearages, including, without limitation, removal of tenant’s property from any Location and to dispose of such property by auction proceedings or other proceedings permitted by law; provided, however, that (i) no such action shall be taken by the Property Manager or the Company against any tenant who is current under its Lease with respect to amounts owed to the Company after the Initial Closing Date or the

Second Closing Date, as applicable (including after applying amounts received from such tenants after Closing pursuant to this Section) unless such tenant owes more than one month’s rent past due with respect to pre-Closing obligations; and (ii) Operator LP (or YSI LP or Affiliate Owners, as applicable) shall pay all third-party, out-of-pocket expenses incurred in connection with such enforcement actions.  Except as provided above and for (x) claims against tenants that have been evicted prior to the Closing, or (y) pre-petition claims against any tenant that has filed for protection under any bankruptcy laws, YSI LP or Affiliate Owners shall not have the right to seek collection of any rents or other income applicable to any period before the Closing.  This collection obligation of Property Manager shall survive Closing.

(c)                                  Service Contracts.  The Company shall receive a credit for unpaid charges under Service Contracts which are applicable to periods prior to Closing and YSI LP or the applicable Affiliate Owner shall receive a credit for any such charges paid prior to Closing which are applicable to periods from and after the Initial Closing Date or the Second Closing Date, as applicable.  For clarity, in the event that any Service Contract is terminated at or prior to Closing, and with respect to the terminated management and leasing contracts, there shall be no proration with respect to such terminated contracts, Operator LP shall be responsible for payment of any fees or charges under such terminated contract.

(d)                                 Utilities.  Utility charges shall be prorated between the Company and Operator LP on the basis of the most recently issued bills therefor; and such adjustment shall be reprorated when the next utility bills are received.

(e)                                  Insurance Premiums.  Operator LP shall receive a credit for any pre-paid insurance premiums allocable to the Property for the period from and after the Closing under the master insurance policies maintained by YSI LP or Affiliate Owners which will be assigned or re-issued to the Company at Closing and which will continue in effect after Closing.

(f)                                    Other Prorations.  All items of income and expense related to the Locations which are otherwise customarily prorated between buyers and sellers of real estate in the jurisdiction where the Property is located shall be ratably prorated by Investor LP and Operator LP.

5.3                                 Tenant Deposits.  All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be credited to the Company at Closing.  The Company shall be responsible for all obligations related to tenant security deposits from and after Closing, but only to the extent they are properly credited or retained.

5.4                                 Utility Deposits.  Operator LP shall receive a credit for the amount of any deposits with utility companies to the extent refundable to the Company after Closing.

ARTICLE 6:  REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1                                 Operator LP’s Representations and Warranties.  As a material inducement to Investor LP to execute this Agreement and consummate this transaction, Operator LP represents and warrants to Investor LP and the Company that, as of the date hereof and as of the Initial Closing Date or the Second Closing Date, as applicable:

(a)                                  Organization and Authority.  Operator LP has been duly organized, is validly existing, and is in good standing under the laws of the Delaware.  The execution and delivery of this Agreement, the performance by Operator LP of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part.  Operator LP is an Affiliate of YSI LP, Affiliate Owners and Property Manager

having the power to cause such entities to perform the actions required to be performed by such entities in order to effectuate the transactions contemplated by this Agreement.

(b)                                 No Conflict.  The execution, delivery and Operator LP’s performance and compliance with the terms and provisions of this Agreement and the completion of the transactions pursuant to this Agreement do not violate any of the terms, conditions or provisions of:  (i) Operator LP’s certificate of formation, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other applicable organizational agreements or governing instruments; (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound  to which Operator LP is a party or by which it or any of its property or assets is bound; (iii) any agreement contract to which Operator LP is a party or by which it or any of its property is subject.

(c)                                  Consents.  No authorization, consent, order, approval or license from filing with or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by Operator LP of this Agreement or the performance by Operator LP of the obligations to be performed by Operator LP under this Agreement, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

(d)                                 Pending Actions or Proceedings.  Operator LP has not received any written notice of (i) any pending or threatened condemnation, taking or eminent domain with respect to or relating to the Property; (ii) any pending or threatened dispute with any adjoining property owner as to the operation of any Property; (iii) any federal, state, county, municipal or other governmental plans to change the highway or road system that is adjacent and contiguous to the Property in a way that would materially interfere with the ingress and egress from any such highway or road to the Property; (iv) any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against Operator LP, YSI LP, Affiliate Owners or the Property, (v) any special or other assessments for public improvements or otherwise now affecting the Property, (vi) any contemplated improvements affecting the Property that may result in special assessments affecting the Property, or (vii) any tax abatements, phase-ins or exemptions affecting the Property.

(e)                                  Leases and Rent Roll.  There are no lease or occupancy agreements affecting any portion of the Real Property or the Improvements (written or oral) other than the Leases identified on the Rent Roll delivered in connection with Section 2.3 and the updated Rent Roll to be delivered at Closing (such being referred to herein as the “Rent Roll”).   Except as set forth in the Rent Roll, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants.  Neither YSI LP nor Affiliate Owners have received written notice of default in any material respect under any Lease.  Except as set forth on the Rent Roll, Operator LP has not received written notice of any material default on the part of any tenant nor of any material unsatisfied claim, set-off or counterclaim against YSI LP (or Affiliate Owners) by any tenant.

(f)                                    Service Contracts.  The List of Service Contracts to be delivered at Closing pursuant to Section 4.3(l) shall be a true, correct and complete list of all the agreements (written or oral and whether or not of record) presently affecting the Property as of the date hereof.  The documents constituting the Service Contracts have been delivered to Investor LP in accordance with Section 2.3 and are true, correct and complete copies of all of the Service Contracts affecting the Property.  Neither YSI LP nor Affiliate Owners have received written notice of default on any of its material obligations under any of the Service Contracts or knows of a material default on the part of the other parties thereto.  The Service Contracts represent the complete agreement between YSI LP and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable.

(g)                                 Permits.  To YSI’s knowledge, the permits delivered pursuant to Section 2.3 is a complete list of all Permits held by YSI LP or Affiliate Owners in connection with the ownership, use, operating and maintenance of the Property and, to YSI’s knowledge, are all of the certificates, licenses and permits necessary for YSI LP or Affiliate Owners to hold in connection with the current ownership, use, operating and maintenance thereof.

(h)                                 Environmental.  Except as may be disclosed by the Property Information delivered in accordance with Section 2.3 and the Environmental Conditions, Operator LP has received no written notice of and has no knowledge of: (i) any violation of Environmental Laws related to the Property; (ii) the presence or release of Hazardous Materials on or from the Property (iii) manufacturing, introduction, release or discharge from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), (iv) that YSI LP (or Affiliate Owners) or any tenant or other occupant, has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws; or (v) any underground storage tanks located on the Property.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Effective Date, together with their implementing regulations, guidelines, rules or orders as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), mold, and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(i)                                     Disclosure.  Other than this Agreement, the documents delivered at or prior to Closing pursuant hereto, all matters disclosed in the Title Policy, the Property Information, and the Leases, Service Contracts, there are no contracts or agreements of any kind to which YSI LP or Affiliate Owners are a party or that relate to the Property and which will be binding upon the Company after Closing.  Copies of the Property Information delivered to Investor LP are true, correct and complete copies of such documents and (to YSI’s knowledge) do not contain any material inaccuracy or omission in the Property Information that would have a material adverse affect on the operation or value of the Property.

(j)                                     No Employees, Employment Agreements or ERISA Obligations.  Operator LP has no employees and is not a party to any collective bargaining agreement which will be binding upon the Company.  Operator LP does not hold “plan assets,” within the meaning of 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), of any “employee benefit plan” within the meaning of Section 3(3) of ERISA, or any “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.  Any management employees at the Property are employees of an Affiliate of Operator LP.

(k)                                  Patriot Act.  Operator LP is not (i) engaged in any money laundering scheme or activity in violation of applicable anti-money laundering laws and regulations, including the Patriot Act, or (ii) a Prohibited Person.

(l)                                     Matters with Respect to YSI LP and Affiliate Owners.    The execution and delivery of this Agreement and the performance of any obligation by YSI LP or Affiliate Owners hereunder: (i) will (at the time of Closing) have been duly authorized by all requisite corporate or other action on the part of

YSI LP or the applicable Affiliate Owner; (ii) do not violate any of the terms, conditions or provisions of: (A) YSI LP’s or the applicable Affiliate Owner’s certificate of formation, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other applicable organizational agreements or governing instruments; (B) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound to which YSI LP or Affiliate Owners are a party or by which it or any of its property or assets is bound; (iii) any agreement or contract to which YSI LP or Affiliate Owners are a party or by which it or any of its property is subject.

(m)                               Equity Interests in Affiliate Owners.  YSI LP is the owner and holder of all of the outstanding equity interests in Affiliate Owners and has the power to control Affiliate Owners (without the consent of any other Person) to cause Affiliate Owners to perform their obligations under this Agreement.

(n)                                 Pending Litigation.  To YSI’s knowledge, there is not now pending (or overtly threatened in writing) any suit, case or proceeding against Operator LP, Operator GP, YSI LP or any of the Affiliate Owners regarding or relating to any Location (or the operation thereof) other than suits, cases or proceedings which are fully covered by insurance issued under a valid policy with a reputable insurance company and for which Investor LP, Investor GP and the Company shall have no liability therefor.

(o)                                 Governmental Requirements.  None of Operator LP, YSI LP or any of the Affiliate Owners have received any written notice of any violation of any requirements of any Governmental Authority having jurisdiction over any Location or any part thereof which have not been fully cured and corrected.

6.2                                 Investor LP’s Representations and Warranties.  As a material inducement to Operator LP to execute this Agreement and consummate this transaction, Investor LP represents and warrants to Operator LP and the Company that, as of the date hereof and as of the Initial Closing Date or the Second Closing Date, as applicable:

(a)                                  Organization and Authority.  Investor LP has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware.  The execution and delivery of this Agreement, the performance by Investor LP of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part.

(b)                                 No Conflict.  The execution, delivery and Investor LP’s performance and compliance with the terms and provisions of this Agreement and the completion of the transactions pursuant to this Agreement do not violate any of the terms, conditions or provisions of: (i) Investor LP’s certificate of formation, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other applicable organizational agreements or governing instruments; (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound  to which Investor LP is a party or by which it or any of its property or assets is bound; (iii) any agreement contract to which Investor LP is a party or by which it or any of its property is subject.

(c)                                  Consents.  No authorization, consent, order, approval or license from filing with or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by Investor LP of this Agreement or the performance by Investor LP of the obligations to be performed by Investor LP under this Agreement, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

(d)          No Employees, Employment Agreements or ERISA Obligations.  Investor LP has no employees and is not a party to any collective bargaining agreement which will be binding upon the Company.  Investor LP does not hold “plan assets,” within the meaning of 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA), of any “employee benefit plan” within the meaning of Section 3(3) of ERISA, or any “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

(e)          Patriot Act.  Investor LP is not (i) engaged in any money laundering scheme or activity in violation of applicable anti-money laundering laws and regulations, including the Patriot Act, or (ii) a Prohibited Person.

(f)           Equity Interests in Investor LP.  Heitman America Real Estate Holding, L.P., a Delaware limited liability company, is the owner and holder of all of the outstanding equity interests in Investor LP and has the power to control Investor LP (without the consent of any other Person) to cause Investor LP to perform its obligations under this Agreement.

6.3           Survival of Representations and Warranties/Knowledge.

(a)          The representations and warranties set forth in this Article 6 are made as of the Initial Closing Date or the Second Closing Date, as applicable, and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing.  All of the foregoing warranties and representations set forth in Section 6.1 and Section 6.2 shall terminate as to any matter for which Operator LP, Investor LP and/or the Company does not assert a claim in writing within 6 months following: (i) the Initial Closing Date with respect to representation or warranties made or remade as of the Initial Closing Date; and (ii) the Second Closing Date with respect to representation or warranties made or remade as of the Second Closing Date; provided that the representations set forth in Sections 6.1(a), (b), (c), (d), and (m) shall survive for the term of the JV Agreement (but such representations shall not prohibit any transfer of any direct or indirect interest in the Company which is permitted pursuant to the terms of the JV Agreement).  All of the foregoing warranties and representations set forth in Sections 6.2(a), (b), (c), (d), and (f) shall survive the term of the JV Agreement (but such representations shall not prohibit any transfer of any direct or indirect interest in the Company which is permitted pursuant to the terms of the JV Agreement).

(b)          All references to “YSI’s knowledge” and all similar references in this Agreement relating to the knowledge of YSI LP, Affiliate Owners or Operator LP in this Agreement shall mean the actual, not constructive or imputed, knowledge of each of Jonathan Perry, Carey Parsons and Joe Fitzgerald, without independent inquiry or investigation; provided, however, that with respect to the representation and warranty set forth in Section 6.1(n) and 6.1(o) above, YSI’s knowledge shall also include the actual, not constructive or imputed, knowledge of Jeffrey Foster (in addition to the other persons named above), without independent inquiry or investigation.

6.4           Operating Covenants.  From the Effective Date through the Closing (or the early termination of this Agreement), Operator LP agrees as follows with respect to each Location:

(a)          Operator LP will cause YSI LP or the applicable Affiliate Owner to refrain from (i) performing any construction, or removal of any Improvements, or making any other change or improvement upon or about the Property, except for activities properly undertaken by YSI LP, Affiliate Owners or Property Manager in the normal course of maintaining and operating the Locations; (ii) creating or suffering to exist, any mortgage, lien, pledge, or other encumbrances in any way affecting the Property other than the Permitted Exceptions and Monetary Liens to be released or satisfied at the expense of Operator LP at or prior to Closing; and (iii) committing any waste or nuisance upon the Property;

(b)          Operator LP will cause YSI LP or the applicable Affiliate Owner to: (i) maintain and keep the Property in good condition in accordance with the custom and practice as such exists as of the Effective Date; (ii) observe all laws, ordinances, regulations, and restrictions affecting the Property and its use; and (ii) repair any portion of the Property damaged as a result of the activities of YSI LP or the applicable Affiliate Owner or other parties between the Effective Date and Closing;

(c)          YSI LP or the applicable Affiliate Owner shall continue to operate the Property in the usual and customary manner and shall not: (i) enter into any lease or occupancy agreement for all or any portion of the Property outside of the ordinary course of the usual and customary business practices of YSI LP and Affiliate Owners as such exist as of the Effective Date; and (ii)  enter into any operating agreement, Service Contract or other obligation that will be binding upon the Company after Closing without the prior written consent of Investor, other than such agreements as may be terminable upon 30 days notice and which are within the ordinary course of the usual and customary business practices of YSI LP and Affiliate Owners as such exist as of the Effective Date;

(d)          Operator LP shall pay all federal, state, and local, sales or use taxes or similar taxes imposed upon, relating to, or payable in connection with the operation of any of the Locations; and

(e)          Operator LP shall keep and maintain hazard and liability insurance on the Property for the full insurable value thereof until Closing in the ordinary course of the usual and customary business practices of YSI LP and Affiliate Owners as such exist as of the Effective Date and upon Investor LP’s request shall provide evidence thereof to Investor LP.

ARTICLE 7:  DEFAULT, INDEMNIFICATION, CASUALTY AND CONDEMNATION

7.1           Operator LP Pre-Closing Default.  In the event that Operator LP should default in its obligations herein at or prior to Closing, Investor LP may, as its sole and exclusive remedy, either (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement by written notice to Operator LP and seek reimbursement for the actual cost of Investor LP’s expenses in connection with this Agreement, in which event neither party shall have any further rights or obligations hereunder; provided, however, if Investor LP fails to pursue an action for specific performance within 60 days after notifying Operator LP of the alleged default which notice must be given on or before the Initial Closing Date or the Second Closing Date, as applicable, Investor LP shall be deemed to have irrevocably waived the right to seek specific performance under this Agreement.  Notwithstanding the foregoing, in the event Operator LP’s default prior to Closing shall affect or be limited to only certain Locations (a “Default Matter”), then Investor LP may, in its sole discretion, in lieu of exercising the foregoing remedies, terminate this Agreement as to the affected Locations by declaring such Locations to be a Removed Location in accordance with Section 2.4 (subject to the substitution rights under Section 2.5), such election to be made by giving a Removal Notice within 5 business days of Investor LP’s notifying Operator LP of its default hereunder.

7.2           Investor LP Pre-Closing Default.  In the event that Investor LP should default in its obligations herein at or prior to Closing, Operator LP may, as its sole and exclusive remedy, either: (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement by written notice to Investor LP and seek reimbursement for the actual cost of Operator LP’s expenses in connection with this Agreement in which event neither party shall have any further rights or obligations hereunder; provided, however, if Operator LP fails to pursue an action for specific performance within 60 days after notifying Operator LP of the alleged default which notice must be given on or before the Initial Closing Date or the

Second Closing Date, as applicable, Operator LP shall be deemed to have irrevocably waived the right to seek specific performance under this Agreement.

7.3           Post-Closing Defaults.  In the event that either Investor LP or Operator LP (in this context a “Defaulting Party”) should default in its obligations which are expressly required to be performed after the Closing, including (without limitation) the indemnity obligations contained in Section 7.4 below (a “Post-Closing Default”), the party which is not the Defaulting Party (in this context a “Non-Defaulting Party”) may (i) enforce specific performance of this Agreement if available to redress such Post-Closing Default, (ii) bring suit for actual damages incurred on account of the Defaulting Party’s breach of this Agreement; or (iii) enforce any other right or remedy available to the Non-Defaulting Party under this Agreement or applicable law; provided, however, if the Non-Defaulting Party fails to pursue an action for specific performance within 60 days after notifying the Defaulting Party of the alleged Post-Closing Default, the Non-Defaulting Party shall be deemed to have irrevocably waived the right to seek specific performance under this Agreement.

7.4           Indemnities.

(a)           Operator LP hereby agrees to indemnify and hold Investor LP and the Company harmless, jointly and severally, from any Claims:

(i)                                     suffered by, or asserted by any person or entity against, Investor LP or the Company relating to or arising from any obligation, liability, act or omission of Operator LP, YSI LP, Affiliate Owners, and any of their respective agents, employees or contractors, occurring before the Closing or any event, occurrence or condition otherwise existing before the Closing (the “Prior Ownership Period”), including any Taxes applicable to the Prior Ownership Period (other than Taxes prorated pursuant to Section 5.2);

(ii)                                  relating to or arising from any breach by Operator LP, YSI LP or Affiliate Owners during the Prior Ownership Period of any obligation related to the Property, the Leases, the Service Contracts;

(iii)                               relating to or arising from any breach of any representation, warranty, covenant or other agreement made by Operator LP in this Agreement (subject only in the case of this subsection (iii) to Section 6.3) or in any certificate provided by Operator LP pursuant to Section 3.7 or Section 3.8;

(iv)                              resulting from the rejection of any claim made under a Title Policy for a Location in a jurisdiction where a Non-Imputation Endorsement cannot be issued by the Title Company or the Title Company cannot provide coverage equivalent to a Non-Imputation Endorsement by virtue of the fact that YSI LP and/or the applicable Affiliate Owner had knowledge of the defect in title which gave rise to the claim under the Title Policy;

(v)                                 suffered by, or asserted by any person or entity against, Investor LP, Investor GP or the Company relating to or arising from any lien, claim or encumbrance which is asserted or enforced by any Person against the limited and general partnership interests which are issued to Investor LP and Investor GP (respectively) in connection with the JV Agreement; and

(vi)                              suffered by or asserted by any person or entity (including any Governmental Authority) against Investor LP or the Company relating to or arising out of any of the environmental conditions identified on EXHIBIT I hereto (the “Environmental Conditions”), including without limitation, all fines, penalties and costs of remediation, clean-up and disposal (whether on-site or off-site) relating to such Environmental Conditions.

(b)           Investor LP hereby agrees to indemnify and hold Operator LP and the Company harmless, jointly and severally, from any Claims relating to or arising from any breach of any representation, warranty, covenant or other agreement made by Investor LP in this Agreement (subject to Section 6.3).

(c)           Upon execution of the Company Joinder, the Company hereby agrees to indemnify and hold Operator LP, YSI LP and each Affiliate Owner harmless, jointly and severally, from any Claims: (i) suffered by, or asserted by any person or entity against, any of them relating to or arising from any act or omission of the Company or any of its respective agents, employees or contractors, occurring on or after the Closing or any event, occurrence or condition arising from or after the Closing (the “Subsequent Ownership Period”); or (ii) relating to or arising from any breach by Company during the Subsequent Ownership Period of any obligation related to the Property, the Leases, the Service Contracts.

7.5           Survival.  The obligations of the parties under this Article 7 shall survive Closing.

7.6           Defaults Generally.  No delay or omission in the exercise of any right or remedy accruing to a party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach therefore or thereafter occurring.  The waiver by any party of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained.  All rights, powers, options, or remedies afforded to a party hereunder or by law shall be cumulative and not alternative and the exercise of one right, power, option, or remedy shall not bar other rights powers, options, or remedies allowed herein or by law.  Further, if: (a) the Initial Closing Date shall have occurred; (b) a default shall arise or occur with respect to the any of Tranche II Locations (or Substitute Locations or Exhibit F Sites) to be contributed to the Company as of the Second Closing Date and (c) a party elects to terminate this Agreement pursuant to its rights under Section 7.1 or 7.2 above, then such termination shall only apply to the applicable Tranche II Locations (or Substitute Locations or Exhibit F Sites) to be contributed to the Company as of the Second Closing Date and shall not give rise to any right to remedy in favor of a party to terminate this Agreement as to any Locations already contributed to the Company as of the Initial Closing Date.

7.7           Casualty and Condemnation.

(a)          If prior to Closing, all or any portion of a Location is damaged, destroyed or rendered inoperative (collectively, “Casualty”), by fire, flood, natural elements or other causes, Operator LP shall promptly notify Investor LP of such Casualty and then, subject to the provisions of Section 2.5 regarding Substitute Locations,  the following shall apply:

(i)                                     If the Casualty is not Material Casualty, Investor LP shall proceed to close and purchase the Location as diminished by such Casualty, provided that: (A) all insurance proceeds payable in connection with such Casualty; (B) any required deductible shall be paid by Operator LP to the Company at Closing; and (C) any amount required to restore the Location which is not covered by insurance shall be paid by Operator LP to the Company;

(ii)                                  If the cost to repair the Casualty at any Location is in excess of $100,000 as determined by a reputable third-party contractor or independent insurance adjuster (a “Material Casualty”), then Investor LP may (in its sole discretion) elect within 10 business days of the occurrence of the Material Casualty to:

(A)                          terminate this Agreement with respect to the damaged Location by giving a Removal Notice to Operator LP within 10 business days of being notified of the Material Casualty and the Investor Contribution Amount adjusted in the same manner as for a Removed Location; or

(B)                             proceed with Closing on the Location in its condition on the Initial Closing Date or the Second Closing Date, as applicable, and to receive: (1) a credit from Operator LP to the Company in the amount of any deductible and any amount required to restore the Location which is not covered by insurance, and (2) an assignment of any insurance proceeds, in which event any insurance proceeds received by Operator LP shall be paid to the Company at Closing.

(b)          If, prior to Closing, all or a portion of any Location is taken by, or made subject to, or is threatened with, condemnation, eminent domain or other governmental acquisition proceedings (a “Condemnation”) then Operator LP shall promptly notify Investor LP of such Condemnation and then, subject to the provisions of Section 2.5 regarding Substitute Locations, the following shall apply:

(i)                                     If the Condemnation is not Material Condemnation , Investor LP shall proceed to close and purchase the Location as diminished by such Condemnation, provided that all awards and proceeds payable in connection with such Condemnation shall be paid by Operator LP to the Company at Closing; and

(ii)                                  If the Condemnation would: (I) render such Location inoperable or in non-compliance with any applicable law, rule or regulation; (II) result in the condemnation of any portion of any Improvements or more than 5% of the square feet of the Improvements or (III) permanently impair any use of or access to or from the Location (a “Material Condemnation”), then Investor LP may (in its sole discretion) elect within 10 business days of the occurrence of the Material Condemnation to:

(A)                          terminate this Agreement with respect to the condemned Location by giving a Removal Notice to Operator LP within 10 business days of being notified of the Material Condemnation and the Investor Contribution Amount adjusted in the same manner as for a Removed Location; or

(B)                            proceed with Closing on the Location in its condition on the Initial Closing Date or the Second Closing Date, as applicable, in which event Operator LP shall assign such award or proceeds to the Company and remit to the Company any award or proceeds received by Operator LP.

(c)          In the event of any such Casualty or Condemnation shall occur with respect to the Property prior to the Closing which does not result in a termination this Agreement, the Initial Closing Date or the Second Closing Date, as applicable, shall be adjusted and extended to accommodate the decision making and notification process outlined in this Section 7.7.

(d)          In the event that Investor LP may terminate this Agreement as to any Location pursuant to this Section 7.7,  Investor LP shall do so by declaring the Location to be a Removed Location in accordance with Section 2.4 subject to the provisions of Section 2.5 regarding Substitute Locations.

ARTICLE 8:  MISCELLANEOUS

8.1           Parties Bound.  No party may assign this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.2           Headings.  The article and section headings of this Agreement are for convenience of reference only and shall not be deemed a part of the context of this Agreement.

8.3           Expenses.  Except as otherwise expressly provided herein or in the JV Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

8.4           Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

8.5           Governing Law.  THIS AGREEMENT AND THE APPLICATION OR INTERPRETATION HEREUNDER SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED EXCLUSIVELY IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

8.6           Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing, subject to any limitations on survival set forth in this Agreement.

8.7           No Third Party Beneficiary.  Except as expressly set forth in this Agreement with respect to the Company, YSI LP and Affiliate Owners, this Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary.

8.8           Entirety and Amendments.  This Agreement and the schedules and exhibits hereto embody the entire agreement between the parties and supersedes all prior agreements and understandings relating to Company or the Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

8.9           Time of the Essence.  Time is of the essence in the performance of this Agreement.

8.10         Confidentiality.  Neither Operator LP, YSI LP, Affiliate Owners or Property Manager, on the one hand, nor Investor LP, on the other, will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party.  The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting (including applicable securities laws and regulations and the regulation of any national securities exchange to which U-Store-It Trust or Heitman Capital Management LLC are subject) requirements (and, if a publicly available governmental filing is required, also making available a press release or otherwise disclosing the information in the governmental filing).  In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Section 8.10.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated herein and therein, shall not apply to the federal tax treatment or tax structure of the transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions.  The preceding sentence is intended to cause the transactions to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011 4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transactions or any federal tax matter or federal tax idea related to the transactions.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, each party may disclosures to its direct and indirect interest holders such matters as may be required by its applicable organizational documents or by applicable law.

8.11         Attorneys’ Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith.

8.12         Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.1.  Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery or (c) by electronic mail (provided that email notices that are not ordinary course of business communications are also promptly delivered by hand, overnight courier or certified mail), in which case notice shall be deemed delivered at the time of transmission of such electronic mail provided such is sent by 5:00PM (CST), otherwise such shall be deemed to have been sent on the next business day.   In the event of a notice sent by electronic mail, the inability or failure of the recipient to receive electronic mail at the time of transmission shall not affect the validity of any notice so given provided that notice is actually transmitted by the sender in accordance with the terms of this Section 8.12.  A party’s address or electronic mail address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices to a party’s attorney are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  The attorney for a party has the authority to send notices on behalf of such party.

8.13         Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

8.14         Remedies Cumulative.  Except as expressly provided to the contrary in this Agreement, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

8.15         Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein and the time during any day by which an event must occur shall be deemed to end at 5:00 p.m. Chicago time.

8.16         Execution in Counterparts and Electronically.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange signatures by electronic PDF counterparts of the signature pages.  All such facsimile or electronic signatures shall be deemed originals for all purposes.

8.17         Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of all of the Property to the Company in accordance with this Agreement.

8.18         Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.19         Brokerage Commissions.  Operator LP hereby represents and warrants to Investor LP that it has engaged Eastdil Secured (the “Broker”) in connection with the transactions contemplated hereby and Operator LP agrees to: (i) pay to Broker all amounts due to Broker in connection herewith; and (ii) indemnify and hold the Company and Investor LP harmless from an against all amounts claimed to be due to Broker on account of these transactions.  Except with respect to Broker, Operator LP (for and on behalf of Affiliate Owners and their respective Affiliates), on the one hand, and Investor LP, on the other, represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction.  In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby (other than may be payable by Operator LP to Broker), each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.  This provision shall survive the Closing or any termination of this Agreement.

8.20         Joint and Several Liability.  The obligations and liabilities of Operator LP are solely those of Operator LP.  The obligations of YSI LP or Affiliate Owners (to the extent they have joined herein) under this Agreement or under any document of conveyance delivered in connection with this Agreement shall be joint and several with the obligations of Operator LP hereunder.  INVESTOR LP ACKNOWLEDGES THAT YSI LP AND AFFILIATE OWNERS JOIN IN THIS AGREEMENT SOLELY FOR THE PURPOSES OF FULFILLING OPERATOR LP’S OBLIGATIONS HEREUNDER AND FROM AND AFTER CLOSING, TO THE FULLEST EXTENT PERMITTED BY LAW, INVESTOR LP AND COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE YSI LP AND AFFILIATE OWNERS (AND THEIR RESPECTIVE AFFILIATES [OTHER THAN OPERATOR GP AND OPERATOR LP], OFFICERS, DIRECTORS, MEMBERS, PARTNERS, EMPLOYEES AND AGENTS) FROM ANY AND ALL LIABILITY OR RESPONSIBILITY FOR CLAIMS, LOSSES AND DEMANDS ARISING UNDER OR RELATING TO THIS AGREEMENT, INCLUDING THOSE ARISING FROM PERSONAL INJURY AND ALL CONSEQUENCES THEREOF.  NOTWITHSTANDING THE FOREGOING, THE RELEASE PROVIDED FOR HEREIN SHALL NOT RELEASE ANY OBLIGATION OF ANY PERSON ARISING UNDER OR PURSUANT TO THE JV AGREEMENT (OR ANY GUARANTY DELIVERED IN CONNECTION THEREWITH), INCLUDING WITHOUT LIMITATION OPERATOR GP AND OPERATOR LP.

8.21         Notification.

(a)          The following notification is hereby given with respect to any Locations located in Florida and are provided to comply with state law, are for informational purposes only and do not create any contingency or any representation, warranty or obligation of Operator LP:

RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

ENERGY-EFFICIENCY.   Pursuant to Florida Statutes, Investor LP may have any Locations’ energy-efficiency rating determined.  Investor LP will pay all costs of any such determination and no contingency or repair obligation is connected with the outcome of any such determination.  Investor LP acknowledges that Investor LP received the Florida Department of Community Affairs brochure concerning energy-efficiency ratings at the time of or prior to Investor LP’s execution of this Agreement.

COASTAL CONSTRUCTION CONTROL LINE.  Investor LP hereby waives its right to receive from Operator LP the affidavit and survey described in Section 161.57 of Florida Statutes delineating the location of the coastal construction control line, if any, on the Locations.

(b)          The following acknowledgement is hereby given with respect to any Locations located in California:

CALIFORNIA NATURAL HAZARDS DISCLOSURE STATEMENT. Investor LP acknowledges and agrees that Investor LP is an experienced and knowledgeable in the investing in real estate in the State of California and as such Investor LP waives and forever releases Operator LP of any obligation to deliver to Investor LP a California Natural Hazards Disclosure Statement pursuant to California Civil Code §1103.2.

CASUALTY AND CONDEMNATION.  Investor LP and Operator GP each expressly waive the provisions of California Civil Code §1662 and hereby agree that the provisions of Section 7.7 hereof shall govern their obligations in the event of damage or destruction to the Property or condemnation of all or part of the Property.

(c)          The following acknowledgement is hereby given with respect to any Locations located in St. Mary’s County, Maryland:

NOTICE TO INVESTOR LP CONCERNING THE CHESAPEAKE AND ATLANTIC COASTAL BAYS CRITICAL AREA: Investor LP is advised that all or a portion of the Locations may be located in the “critical area” of the Chesapeake and Atlantic Coastal Bays, and that additional zoning, land use, and resource protection regulations apply in this area. The “critical area” generally consists of all land and water areas within 1,000 feet beyond the landward boundaries of the State of Maryland or private wetlands, the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries. The “critical area” also includes the waters of and lands under the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries to the head of tide. For information as to whether the Property is located within the critical area, Investor LP may contact the local department of planning and zoning, which maintains maps showing the extent of the critical area in the jurisdiction. Allegany, Carroll, Frederick, Garrett, Howard, Montgomery, and Washington counties do not include land located in the critical area.

[Signature Pages Follow as S-1 through S-3]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the day and year written below and delivered this Agreement.

OPERATOR LP:

YSI VENTURE LP LLC, a Delaware limited liability company

By:
Name:	Jeffrey P. Foster
Title:	Vice President

INVESTOR LP:

HART – YSI INVESTOR LP LLC, a Delaware limited liability company

By:	HEITMAN AMERICA REAL ESTATE HOLDING, L.P., a Delaware limited liability company, its sole member

By:	HEITMAN AMERICA REAL ESTATE HOLDING GP, LLC, a Delaware limited liability company, its general partner

By:	HEITMAN AMERICA REAL ESTATE REIT LLC, a Delaware limited liability company, its managing member

By:	HEITMAN AMERICA REAL ESTATE TRUST, L.P., a Delaware limited partnership, its managing member

By:	HEITMAN AMERICA REAL ESTATE TRUST, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

JOINDER AND AGREEMENT OF YSI LP AND AFFILIATE OWNERS

By executing below, the undersigned hereby joins in this Contribution Agreement (the “Agreement”) for the following express and limited purposes:

(a)           to evidence the undersigned’s agreement to execute and deliver all of the documents and to perform all of the obligations and liabilities which may be required of it in order to vest title to the Affiliate Locations in the Company in the manner required under this Agreement;

(b)           to be bound to the Agreement with respect to the YSI Locations or the Affiliate Locations, as applicable to the same degree and in the same manner as Operator LP is bound to the terms of the Agreement;

(c)           to itself make and reaffirm the representations and warranties of Operator LP made in Section 6.1 of the Agreement with respect to itself and the YSI Locations or the Affiliate Locations, as applicable;

(d)           to itself agree to be bound by the covenants of Section 6.4 of the Agreement with respect to itself and the Affiliate Locations; and

(e)           to establish direct privity of contract with Investor LP in the event of any failure of the undersigned to take actions required above; PROVIDED, HOWEVER, INVESTOR LP ACKNOWLEDGES THAT YSI LP AND AFFILIATE OWNERS JOIN IN THIS AGREEMENT SOLELY FOR THE PURPOSES OF FULFILLING OPERATOR LP’S OBLIGATIONS HEREUNDER AND FROM AND AFTER CLOSING, TO THE FULLEST EXTENT PERMITTED BY LAW, INVESTOR LP AND COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE YSI LP AND AFFILIATE OWNERS (AND THEIR RESPECTIVE AFFILIATES [OTHER THAN OPERATOR GP AND OPERATOR LP], OFFICERS, DIRECTORS, MEMBERS, PARTNERS, EMPLOYEES AND AGENTS) FROM ANY AND ALL LIABILITY OR RESPONSIBILITY FOR CLAIMS, LOSSES AND DEMANDS ARISING UNDER OR RELATING TO THIS AGREEMENT, INCLUDING THOSE ARISING FROM PERSONAL INJURY AND ALL CONSEQUENCES THEREOF.  NOTWITHSTANDING THE FOREGOING, THE RELEASE PROVIDED FOR HEREIN SHALL NOT RELEASE ANY OBLIGATION OF ANY PERSON ARISING UNDER OR PURSUANT TO THE JV AGREEMENT (OR ANY GUARANTY DELIVERED IN CONNECTION THEREWITH), INCLUDING WITHOUT LIMITATION OPERATOR GP AND OPERATOR LP.

U-STORE-IT, L.P., a Delaware limited partnership

By:	U-STORE-IT TRUST, a Maryland real estate investment trust, its general partner

By:
Name:	Jeffrey P. Foster
Title:	Senior Vice President, Chief Legal Officer and Secretary

[SIGNATURES OF AFFILIATE OWNERS CONTINUED ON NEXT PAGE]

YSI III LLC, a Delaware limited liability company

By:
Name:	Jeffrey P. Foster
Title:	Vice President

USI II, LLC, a Delaware limited liability company

By:
Name:	Jeffrey P. Foster
Title:	Vice President

ACQUIPORT/AMSDELL III, LLC, a Delaware limited liability company

By:	U-Store-It, L.P., a Delaware limited partnership, its sole manager

	By:	U-Store-It Trust, a Maryland real estate investment trust, its general partner

By:
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer and Secretary

APPENDIX A

DEFINED TERMS

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person to whom reference is made; provided, however, that no Person holding a direct or indirect equity interest in Heitman America Real Estate Trust, L.P., or its general partner or U-Store-It Trust or U-Store-It, L.P. shall be considered an Affiliate of Investor LP solely as a result of such equity interest or interests.

“Affiliate Locations” has the meaning set forth in Section 1.2(b).

“Affiliate Owner(s)” has the meaning set forth in Section 1.2(b).

“Agreement” means this Contribution Agreement by and between Operator LP and Investor LP.

“Bill of Sale” has the meaning set forth in Section 4.3(c)(ii).

“Broker” has the meaning set forth in Section 8.19.

“Casualty” has the meaning set forth in Section 7.7(a).

“Claims” shall mean all liabilities (including, without limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations,  losses, damages, penalties, fines, sanctions, claims, actions, causes of action, suits (including any of the above pursuant to Environmental Laws), administrative proceedings regarding the issuance, denial, modification or revocation of any environmental permit, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority for environmental liabilities and costs or violations of any Environmental Laws), costs, expenses and disbursements, of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

“Closing” has the meaning set forth in Section 4.1(a).

“Co-Investor” has the meaning set forth in Section 1.5(b).

“Co-Investor Identification Period” has the meaning set forth in Section 1.5(b).

“Co-Investor Investigation Period” has the meaning set forth in Section 2.1.

“Co-Investor Notice” has the meaning set forth in Section 1.5(b).

“Company” has the meaning set forth in the RECITALS.

“Company Joinder” has the meaning set forth in Section 4.3(b).

“Condemnation” has the meaning set forth in Section 7.7(b).

“Condition Failure” has the meaning set forth in Section 4.2(a).

“Current Survey” has the meaning set forth in Section 3.1(b).

1

“Default Matter” has the meaning set forth in Section 7.1.

“Defaulting Party” has the meaning set forth in Section 7.3.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Environmental Conditions” has the meaning set forth in Section 7.4(a).

“Environmental Defect” has the meaning set forth in Section 2.1.

“Environmental Laws” has the meaning set forth in Section 6.1(h).

“ERISA” has the meaning set forth in Section 6.1(j).

“Escrow Agent” has the meaning set forth in Section 4.1(b).

“Exhibit F Sites” has the meaning set forth in Section 2.5(a).

“Gap Period Objections” has the meaning set forth in Section 3.2(c).

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease Estoppel” has the meaning set forth in Section 3.8.

“Ground Lease Location” has the meaning set forth in Section 3.8.

“Hazardous Materials” has the meaning set forth in Section 6.1(h).

“Improvements” has the meaning set forth in Section 1.3(b).

“Intangible Property” has the meaning set forth in Section 1.3(e).

“Investor GP” has the meaning set forth in the RECITALS.

“Investor LP” has the meaning set forth in first paragraph of this Agreement.

“Investor’s Endorsements” has the meaning set forth in Section 3.5.

“JV Agreement” has the meaning set forth in the RECITALS.

“Leases” has the meaning set forth in Section 1.3(c).

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, monetary lien (or inchoate lien for the payment of money), tax lien (excluding liens for taxes not yet due and payable), right of others or charge of any kind, including, without limitation, any liens pursuant to any Environmental Law, any right of first refusal, conditional sale or other title retention agreement or any lease in the nature thereof or any financing statement under the Uniform Commercial Code of any jurisdiction.

“List of Service Contracts” has the meaning set forth in Section 4.3(l).

2

“Location” has the meaning set forth in Section 1.2(a).

“Material Casualty” has the meaning set forth in Section 7.7(a)(ii).

“Material Condemnation” has the meaning set forth in Section 7.7(b)(ii).

“Monetary Liens” has the meaning set forth in Section 3.2(a).

“New Management Agreement” has the meaning set forth in Section 2.6(a).

“New Services Agreement” has the meaning set forth in Section 2.6(b).

“Non-Defaulting Party” has the meaning set forth in Section 7.3.

“Open Title Sites” has the meaning set forth in Section 3.2(b).

“Operator GP” has the meaning set forth in the RECITALS.

“Operator LP” has the meaning set forth in first paragraph of this Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Permitted Exceptions” has the meaning set forth in Section 3.4.

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated association, joint venture, Governmental Authority or any other entity.

“Personal Property” has the meaning set forth in Section 1.3(d).

“Post-Closing Default” has the meaning set forth in Section 7.3.

“Prior Ownership Period” has the meaning set forth in Section 7.4(a)(i).

“Prohibited Person” means any person or entity: (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”), or (b) that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list.

“Property” has the meaning set forth in Section 1.3.

“Property Information” has the meaning set forth in Section 2.3.

“Property Manager” has the meaning set forth in Section 2.6(a).

“REA Estoppels” has the meaning set forth in Section 3.7.

3

“Real Property” has the meaning set forth in Section 1.3(a).

“Removal Notice” has the meaning set forth in Section 2.4(a).

“Removed Location” has the meaning set forth in Section 2.4(a).

“Rent Roll” has the meaning set forth in Section 6.1(e).

“Service Contracts” has the meaning set forth in Section 1.3(e).

“Service Provider” has the meaning set forth in Section 2.6(b).

“Substitute Location” has the meaning set forth in Section 2.5.

“Substitution Date” has the meaning set forth in Section 2.5(c).

“Substitution Investigation Period” has the meaning set forth in Section 2.5(d).

“Substitution Notice” has the meaning set forth in Section 2.5(b).

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unclaimed property and escheat obligations, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the Unites States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

“Title Commitment” has the meaning set forth in Section 3.1(a).

“Title Company” has the meaning set forth in Section 3.1(a).

“Title Defect” has the meaning set forth in Section 3.2(a).

“Title Documents” has the meaning set forth in Section 3.1.

“Title Objection Notice” has the meaning set forth in Section 3.2(a).

“Title Objections” has the meaning set forth in Section 3.2(a).

“Title Policy” has the meaning set forth in Section 3.3.

“Tranche I Location” has the meaning set forth in Section 1.2(a).

“Tranche I Locations” has the meaning set forth in Section 1.2(a).

“Tranche I Value” has the meaning set forth in Section 1.4(a).

“Tranche II Contribution” has the meaning set forth in Section 1.4(b).

4

“Tranche II Location” has the meaning set forth in Section 1.2(a).

“Tranche II Value” has the meaning set forth in Section 1.4(a).

“TRS Organizational Documents” has the meaning set forth in Section 2.6(b).

“UCC Searches” has the meaning set forth in Section 3.1(c).

“Updated Survey” has the meaning set forth in Section 3.1(d).

“Vehicles” has the meaning set forth in Section 1.3(d)

“YSI’s knowledge” has the meaning set forth in Section 6.3(b).

“YSI Locations” has the meaning set forth in Section 1.2(b).

“YSI LP” has the meaning set forth in the RECITALS.

5

EXHIBIT A

LIST OF TRANCHE I LOCATIONS

ID	Location Address	City	State	Zip	Agreed Value	Tranche
272	536 N. Power Road	Mesa	AZ	85205	$3,398,607	1
273	3026 S Country Club Rd	Mesa	AZ	85210	$2,855,775	1
274	909 S Country Club Dr	Mesa	AZ	85210	$2,583,993	1
201	480 S Arizona Ave	Chandler	AZ	85225	$2,708,311	1
759	3101 Valley Avenue	Pleasanton	CA	94566	$9,362,581	1
371	1238 W Baseline Rd	Rialto	CA	92376	$4,565,278	1
336	44618 Pechanga Pkwy	Temecula	CA	92592	$9,107,724	1
316	282 Chapel Rd	S. Windsor	CT	06074	$2,363,161	1
370	171 Cedar St	Branford	CT	06450	$5,136,242	1
710	8121 Point Meadows Drive	Jacksonville	FL	32256	$5,771,540	1
640	1402 E Bearss Ave	Lutz	FL	33549	$2,948,579	1
573	7501 S Dixie Hwy	W. Palm Beach	FL	33405	$9,638,689	1
311	60 Littell Rd	E. Hanover	NJ	07936	$8,350,860	1
727	343 W Grand St	Elizabeth	NJ	07202	$1,239,429	1
310	23711 Miles Rd	Warrenville	OH	44128	$6,399,962	1
645	5440 S Marginal Rd	Cleveland	OH	44114	$2,454,956	1
764	1058 Murfreesboro Rd.	Nashville	TN	37217	$3,842,313	1
765	1202 Antioch Pike	Nashville	TN	37211	$3,412,886	1
766	2825 Lebanon Pike	Nashville	TN	37214	$4,683,364	1
748	12006 RR 620N	Austin	TX	78750	$2,693,403	1
751	610 E. Stassney Lane	Austin	TX	78745	$3,461,026	1
702	4309 Ehrlich Road	Tampa	FL	33624	$5,267,035	1

		Tranche I Total			$102,245,714

A-1

EXHIBIT B

LIST OF TRANCHE II LOCATIONS

ID	Location Address	City	State	Zip	Agreed Value	Tranche
275	1844 N. 43rd Avenue	Phoenix	AZ	85009	$3,950,927	2
574	2010 NE 7th Ave	Dania Beach	FL	33004	$14,729,464	2
304	4080 Anglers Ave	Dania	FL	33312	$5,130,927	2
698	3495 Lawrenceville Suwanee	Suwanee	GA	30024	$4,808,635	2
610	20825 S Rand Rd	Kildeer	IL	60047	$3,658,876	2
620	143 W 61st St	Westmont	IL	60559	$5,545,470	2
608	16731 S Halsted	Harvey	IL	60426	$3,130,480	2
605	1750 Busse Rd	Elk Grove Village	IL	60007	$4,389,680	2
611	1245 S Highland Ave	Lombard	IL	60148	$5,215,892	2
614	3301 W Buckley Rd	N. Chicago	IL	60064	$3,534,072	2
618	665 S Greenbay Rd	Waukegan	IL	60085	$4,006,738	2
613	1080 S Butterfield Rd	Mundelein	IL	60060	$3,145,583	2
627	9685 Fall Creek Rd	Indianapolis	IN	46256	$2,281,437	2
629	8270 Michigan Rd	Indianapolis	IN	46268	$5,652,856	2
570	22465 Indian Bridge Rd	California	MD	20619	$6,290,417	2
293	7370 W. Cheyenne Avenue	Las Vegas	NV	89129	$5,194,356	2
292	2645 S. Nellis Blvd.	Las Vegas	NV	89121	$3,321,936	2
778	6446 East Main St	Reynoldsburg	OH	43068	$2,340,283	2
740	6017 Interstate 30	Greenville	TX	75402	$2,596,376	2
743	8123 Wesley Street	Greenville	TX	75402	$1,353,533	2

		Tranche II Total			$90,277,938

B-1

EXHIBIT C

LIST OF TRANCHE I LOCATION OWNERS

ID	Location Address	City	State	Owner
272	536 N. Power Road	Mesa	AZ	U-STORE-IT, L.P.
273	3026 S Country Club Rd	Mesa	AZ	U-STORE-IT, L.P.
274	909 S Country Club Dr	Mesa	AZ	U-STORE-IT, L.P.
201	480 S Arizona Ave	Chandler	AZ	U-STORE-IT, L.P.
759	3101 Valley Avenue	Pleasanton	CA	U-STORE-IT, L.P.
371	1238 W Baseline Rd	Rialto	CA	ACQUIPORT/AMSDELL III, LLC
336	44618 Pechanga Pkwy	Temecula	CA	ACQUIPORT/AMSDELL III, LLC
316	282 Chapel Rd	S. Windsor	CT	USI II, LLC
370	171 Cedar St	Branford	CT	ACQUIPORT/AMSDELL III, LLC
710	8121 Point Meadows Drive	Jacksonville	FL	U-STORE-IT, L.P.
640	1402 E Bearss Ave	Lutz	FL	U-STORE-IT, L.P.
573	7501 S Dixie Hwy	W. Palm Beach	FL	U-STORE-IT, L.P.
311	60 Littell Rd	E. Hanover	NJ	USI II, LLC
727	343 W Grand St	Elizabeth	NJ	U-STORE-IT, L.P.
310	23711 Miles Rd	Warrenville	OH	USI II, LLC
645	5440 S Marginal Rd	Cleveland	OH	U-STORE-IT, L.P.
764	1058 Murfreesboro Rd.	Nashville	TN	U-STORE-IT, L.P.
765	1202 Antioch Pike	Nashville	TN	U-STORE-IT, L.P.
766	2825 Lebanon Pike	Nashville	TN	U-STORE-IT, L.P.
748	12006 RR 620N	Austin	TX	U-STORE-IT, L.P.
751	610 E. Stassney Lane	Austin	TX	U-STORE-IT, L.P.

C-1

EXHIBIT D

LIST OF TRANCHE II LOCATION OWNERS

ID	Location Address	City	State	Owner
275	1844 N. 43rd Avenue	Phoenix	AZ	U-STORE-IT, L.P.
574	2010 NE 7th Ave	Dania Beach	FL	U-STORE-IT, L.P.
304	4080 Anglers Ave	Dania	FL	U-STORE-IT, L.P.
702	4309 Ehrlich Road	Tampa	FL	U-STORE-IT, L.P.
698	3495 Lawrenceville Suwanee	Suwanee	GA	U-STORE-IT, L.P.
610	20825 S Rand Rd	Kildeer	IL	YSI III LLC
620	143 W 61st St	Westmont	IL	YSI III LLC
608	16731 S Halsted	Harvey	IL	YSI III LLC
605	1750 Busse Rd	Elk Grove Village	IL	YSI III LLC
611	1245 S Highland Ave	Lombard	IL	YSI III LLC
614	3301 W Buckley Rd	N. Chicago	IL	YSI III LLC
618	665 S Greenbay Rd	Waukegan	IL	YSI III LLC
613	1080 S Butterfield Rd	Mundelein	IL	YSI III LLC
627	9685 Fall Creek Rd	Indianapolis	IN	YSI III LLC
629	8270 Michigan Rd	Indianapolis	IN	YSI III LLC
570	22465 Indian Bridge Rd	California	MD	U-STORE-IT, L.P.
293	7370 W. Cheyenne Avenue	Las Vegas	NV	U-STORE-IT, L.P.
292	2645 S. Nellis Blvd.	Las Vegas	NV	U-STORE-IT, L.P.
778	6446 East Main St	Reynoldsburg	OH	U-STORE-IT, L.P.
740	6017 Interstate 30	Greenville	TX	U-STORE-IT, L.P.
743	8123 Wesley Street	Greenville	TX	U-STORE-IT, L.P.

D-1

EXHIBIT E

LIST OF PROPERTY INFORMATION

1)           project site plans, if available on site

2)           project unit mix schedules

3)           project historical income and occupancy information

4)           alta surveys

5)           preliminary title commitment (including recorded documents) from title company

6)           plans and specifications (to the extent available)

7)           2009 budgets

8)           historical operating statements (past 3 years(if available), with monthly & year-to-date detail for prior & current year)

9)           detailed rent rolls for most recent month, including concessions, security deposits, delinquencies, in-place and street rents

10)         capital expenditure history through current year-to-date, including detail of any exterior work

11)         personal property inventory

12)         tax bills and assessment notices (last 3 years, including any correspondence relating to tax appeals)

13)         utility bills or other worksheet indicating utility costs (gas, electric, water & sewer) (past year, as well as current year-to-date)

14)         aged receivables reports

15)         all contracts and service agreements, including equipment leases

16)         correspondence with government agencies

17)         any current or prior code violations

18)         any existing environmental, asbestos, soil, physical and engineering reports, and surveys

19)         appraisals (if any)

20)         list of personnel, wages, benefits

21)         certificates of occupancy

22)         unexpired warranties

23)         legal files (pertaining either to the properties or tenants)

24)         business licenses and permits

25)         zoning compliance letter or zoning endorsement (if obtainable in that jurisdiction)

26)         insurance claim history

27)         detailed budget for estimated capital expenditures (at each property)

28)         list of competitive properties for each property

29)         copies of the certificates of title for each of the Vehicles

E-1

EXHIBIT F

LIST OF POSSIBLE SUBSTITUTE LOCATIONS

ID	Location Address	City	State	Agreed Value	Owner
769	6790 Federal Blvd.	Denver	CO	$3,261,898	U-STORE-IT, L.P.
615	14203 S Route 59	Plainfield	IL	$2,230,885	U-STORE-IT, L.P.
603	900 E Devon Ave	Bartlett	IL	$2,774,820	U-STORE-IT, L.P.
616	1730 W Irving Park Rd	Schaumburg	IL	$1,476,035	U-STORE-IT, L.P.
655	24360 Sperry Dr	Westlake	OH	$3,979,795	U-STORE-IT, L.P.
365	1500 Brush Rd	Euclid	OH	$2,568,653	ACQUIPORT/AMSDELL III, LLC
366	23640 Lakeland Blvd	Euclid	OH	$2,187,078	ACQUIPORT/AMSDELL III, LLC
780	3300 Southwest Blvd	Grove City	OH	$4,177,401	U-STORE-IT, L.P.

F-1

EXHIBIT G

JOINDER TO CONTRIBUTION AGREEMENT

By executing this Joinder to Contribution Agreement (this “Joinder”) below, YSI — HART LIMITED PARTNERSHIP, a Delaware limited partnership (the “Company”) hereby joins in that certain Contribution Agreement dated August 6, 2009 (the “Contribution Agreement”) for the following express and limited purposes as of the date set forth below:

(a)           to evidence the obligation of the Company to: (i) pay the expenses described in Section 3.6 of the Contribution Agreement at the Closing; and (ii) to execute and deliver any documents required to be executed by the Company under Section 4.3 of the Contribution Agreement at the Closing;

(b)           to effectuate the provisions of Section 5.2 of the Contribution Agreement which survive the Closing (including the Company’s obligation to make and right to receive payment of any amounts in connection therewith);

(c)           to acknowledge and agree to be bound by the terms and provisions of Section 6.3 of the Contribution Agreement with respect to the representations and warranties of the parties under the Contribution Agreement;

(d)           to acknowledge and agree to perform its indemnification agreements contained in Section 7.4(c) of the Contribution Agreement; and

(e)           to establish privity of contract between the Company and the other parties to the Contribution Agreement in order to: (i) permit the Company to enforce, in the it’s name, any provision of the Contribution Agreement specifically inuring to the Company’s benefit; and (ii) permit the other parties to the Contribution Agreement to enforce against the Company (subject to the terms of the JV Agreement) any provision of the Contribution Agreement specifically binding upon the Company.

All capitalized terms used in this Joinder, but not defined herein, shall have the meanings given to such in the Contribution Agreement.  Nothing in this Joinder shall be deemed to replace, modify or amend any of the terms and provisions of the JV Agreement and, in the event of a conflict between the terms of the JV Agreement and the terms of this Joinder, the terms of the JV Agreement shall control in all respects.

Date: , 2009	YSI – HART LIMITED PARTNERSHIP, a Delaware
limited partnership

	By:	YSI Venture GP LLC, a Delaware limited
liability company, its general partner

By:
			Name:	Jeffrey P. Foster
			Title:	Vice President

and

	By:	HART-YSI INVESTOR GP LLC, a Delaware limited liability company, a general partner of Owner

By:	HEITMAN AMERICA REAL ESTATE HOLDING, L.P., a Delaware limited partnership, its sole member

By:	HEITMAN AMERICA REAL ESTATE HOLDING GP, LLC, a Delaware limited liability company, its general partner

By:	HEITMAN AMERICA REAL ESTATE REIT LLC, a Delaware limited liability company, its managing member

By:	HEITMAN AMERICA REAL ESTATE TRUST, L.P., a Delaware limited partnership, its managing member

By:	HEITMAN AMERICA REAL ESTATE TRUST, LLC,
a Delaware limited liability company, its general partner

By:
Name:
Title:

G-2

EXHIBIT H

LIST OF OPEN TITLE SITES

SURVEY OBJECTIONS DUE

ID	Location Address	City	State	Zip
640	1402 E Bearss Ave	Lutz	FL	33549
310	23711 Miles Rd	Warrenville	OH	44128
751	610 E. Stassney Lane	Austin	TX	78745
336	44618 Pechanga Pkwy	Temecula	CA	92592
316	282 Chapel Rd	S. Windsor	CT	06074
370	171 Cedar St	Branford	CT	06450
710	8121 Point Meadows Drive	Jacksonville	FL	32256
751	610 E. Stassney Lane	Austin	TX	78745
743	8123 Wesley Street	Greenville	TX	75402
570	22465 Indian Bridge Rd	California	MD	20619
627	9685 Fall Creek Rd	Indianapolis	IN	46256
574	2010 NE 7th Ave	Dania Beach	FL	33004

ZONING OBJECTIONS DUE

ID	Location Address	City	State	Zip
640	1402 E Bearss Ave	Lutz	FL	33549
702	4309 Ehrlich Road	Tampa	FL	33624
573	7501 S Dixie Hwy	W. Palm Beach	FL	33405
710	8121 Point Meadows Drive	Jacksonville	FL	32256
751	610 E. Stassney Lane	Austin	TX	78745
743	8123 Wesley Street	Greenville	TX	75402
574	2010 NE 7th Ave	Dania Beach	FL	33004
740	6017 Interstate 30	Greenville	TX	75402
748	12006 RR 620N	Austin	TX	78750
304	4080 Anglers Ave	Dania	FL	33312

I-1

EXHIBIT I

LIST OF ENVIRONMENTAL CONDITIONS

Environmental Conditions
ID	Address	City	State	Description	Qore’s Preliminary Conclusions and Recommendations	AGREED UPON ACTION PLAN
201	480 S Arizona Ave	Chandler	AZ	Dry Well Registration; Mold issue in Apartment	No RECs.	Register wells - complete
316	282 Chapel Rd	S. Windsor	CT

Up-Gradient and adjoining facility – 30 plus years construction yard with apparent equipment maintenance. – Off-Site REC.

Fire Marshall sent requested FOIA information. Letter indicated that a pant and body shop operated on the site in 1990. Letter ordered the operation to be shut down. Qore is inquiring with YSI to review the storage space to view. This use occurred prior to anybody who is associated with site. Little historical info other than the letter from fire marshall. On-Site REC. (pending)

Qore is still reviewing this issue. No recommendations as yet

There are State Innocent Owner Statutes; however Qore has to prove that there have not been any on-site uses that could have contaminated the environment. Qore has requested to view the space where the body shop was located.

if Qore gains access to the unit and nothing of issue is discovered then they can develop the argument that the property was not a contributor of any contamination. They could prove no on-site contributions to the OFF-SITE REC

YSI to provide indemnity
370	171 Cedar St	Branford	CT	Upgradient chlorinated solvents have likely migrated to subject property from off-site	Offsite REC – Responsible party has been identified. There are State Innocent Owner Statutes; however; Qore is	Close with indemnity. Qore to provide scope and sampling to acquire post close.

I-1

Environmental Conditions
ID	Address	City	State	Description	Qore’s Preliminary Conclusions and Recommendations	AGREED UPON ACTION PLAN
				sources.	recommending a Phase II Vapor Intrusion Air Sampling because there is an on-grade Office and Apartment on-site.
573	7501 S Dixie Hwy	W. Palm Beach	FL

Former on-site Auto Service from 1969 – 1986. Very limited soil testing and no GW testing in two prior reports. Qore notes that testing was not in ideal locations. Not next to where the car lifts and oil changing operations. On-Site REC

There is a Service Station that has operated on the adjacent property for 50+ years. Off-Site REC.

No State Statutory protections.

					On-Site REC – Perform Soil and GW Phase II.	YSI to provide indemnity
645	5440 S Marginal Rd	Cleveland	OH

Historical on-site commercial tenants that could have released chlorinate solvents and arsenic on-site. Chlorinated solvents and arsenic detected in on-site soil not GW in prior Phase II’s which occurred in 2005. It should be

On-Site Rec. because of the hits on the chlorinated solvents, commercial tenants and arsenic at residential levels. (There is an apartment on-site with a small child living there)

Off-Site Rec. – reported 2007 release.

Property is located inside an area wide Urban Setting Designation (USD). This designation

Close with indemnity until barrier fencing can be installed.

Environmental Conditions
ID	Address	City	State	Description	Qore’s Preliminary Conclusions and Recommendations	AGREED UPON ACTION PLAN
				noted chlorinated solvents were below actionable levels for soils and GW but arsenic was detected above residential levels but below commercial levels in soils	allows redevelopment of this area however Qore has indicated that cleanup standards in the GW is to the Drinking Water standards.
702	4309 Ehrlich Road	Tampa	FL

One on-site monitoring well; numerous monitoring wells on adjacent 7-11 property with 3 of the wells within 10 feet of the subject property’s property line. Based on their file review Qore believes that the self storage site is contaminated. Qore has stated that 7-11 is engaged in a VCP.

					Off-Site REC – Qore is recommending testing of the on-site monitoring well Florida does not have Innocent Owner Statues.	YSI to provide indemnity
727	343 W Grand St	Elizabeth	NJ

Closed in place heating oil tank which is on-site - NFA.

Up gradient auto service facility > 50years. There is a monitoring well on the Property which is believed to be associated the auto service facility.

NFA for on-site heating oil tank closures requires periodic inspections and repairs of concrete cover – does not appear to be completed. HREC

Qore is recommending sampling of the on- site monitoring well to assess adjacent auto facility. OFF-Site REC.

Qore indicated that there is no state Innocent Owner protection.

Close with indemnity until well closed.

Environmental Conditions
ID	Address	City	State	Description	Qore’s Preliminary Conclusions and Recommendations	AGREED UPON ACTION PLAN
764	1058 Murfreesboro Rd.	Nashville	TN	Up-gradient dry-cleaners and former UST facility. Prior ESA identified Cleaners and ESSO as RECs and recommended that a Phase II be performed. A Phase II was not in the war room.	On and Off-Site Recs – Qore has determined that there are no on-site contributers. Qore indicated that there is no state Innocent Owner protection.	YSI to provide indemnity.